================================================================================

                                LOAN AGREEMENT

                                    between

              ALASKA INDUSTRIAL DEVELOPMENT AND EXPORT AUTHORITY

                                      and

                          FAIRBANKS GOLD MINING, INC.


                            ---------------------


                                  $71,000,000
              Alaska Industrial Development and Export Authority
                         Exempt Facility Revenue Bonds
                     (Fairbanks Gold Mining, Inc. Project)
                                  Series 1997


                            ---------------------

                                     Dated

                                     as of

                                  May 1, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                  ARTICLE I
                                  DEFINITIONS

Section 1.1 - Use of Defined Terms ...............................          2
Section 1.2 - Definitions ........................................          2
Section 1.3 - Interpretation ......................................         9
Section 1.4 - Captions and Headings ..............................         10

                                  ARTICLE II
                         REPRESENTATIONS AND COVENANTS

Section 2.1 - Representations and Covenants of the Issuer ..............   10
Section 2.2 - Representations and Covenants of the Company ............    11

                                  ARTICLE III
                          COMPLETION OF THE PROJECT;
                             ISSUANCE OF THE BONDS

Section 3.1 -Acquisition, Purchase, Construction, Installation,
               Equipment and Improvement ................................  14
Section 3.2 - Description of Project ....................................  15
Section 3.3 - Issuance of the Bonds; Application of Proceeds ............  15
Section 3.4 - Disbursements from the Project Fund .......................  15
Section 3.5 - Company Required to Pay Costs in Event Project Fund
                   Insufficient .........................................  17
Section 3.6 - Completion Date ...........................................  17
Section 3.7 - Investment of Fund Moneys .................................  18
Section 3.8 - Rebate Fund ...............................................  19


                                  ARTICLE IV
                    LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                     LOAN PAYMENTS AND ADDITIONAL PAYMENTS
Section 4.1 - Loan by Issuer; Loan Repayment; Delivery of
                Project Note.............................................  19
Section 4.2 - Additional Payments .......................................  20
Section 4.3 - Place of Payments .........................................  20
Section 4.4 - Obligations Unconditional .................................  20
Section 4.5 - Assignment of Agreement, Project Note and Revenues ........  21


                                   ARTICLE V
                      ADDITIONAL AGREEMENTS AND COVENANTS
Section 5.1 - Right of Inspection .......................................  21
Section 5.2 - Lease or Grant of Use by Company ..........................  21
Section 5.3 - Company to Maintain its Existence; Sales of Assets or
                   Mergers ..............................................  21
Section 5.4 - Assignment of Loan Agreement ..............................  22
Section 5.5 - Indemnification ...........................................  23
Section 5.6 - Company Not to Adversely Affect Exclusion from Gross Income of Interest on Bonds .................................  24



                                  ARTICLE Vl
                              REDEMPTION OF BONDS
Section 6.1 - Optional Redemption .......................................  25
Section 6.2 - Extraordinary Optional Redemption .........................  25
Section 6.3 - Mandatory Redemption in Event of Inclusion in Gross Income
                of Interest on Bonds ....................................  27
Section 6.4 - Actions by Issuer .........................................  27

                                  ARTICLE VII
                        EVENTS OF DEFAULT AND REMEDIES
Section 7.1 - Events of Default .........................................  27
Section 7.2 - Remedies on Default .......................................  29
Section 7.3 - No Remedy Exclusive .......................................  30
Section 7.4 - Agreement to Pay Attorneys' Fees and Expenses .............  30
Section 7.5 - No Waiver .................................................  30
Section 7.6 - Notice of Default .........................................  30

                                 ARTICLE VIII
                                 MISCELLANEOUS

Section 8.1 - Term of Agreement .........................................  30
Section 8.2 - Amounts Remaining in Funds ................................  31
Section 8.3 - Notices ...................................................  31
Section 8.4 - Extent of Covenants of the Issuer; No Personal Liability...  31
Section 8.5 - Binding Effect ............................................  32
Section 8.6 - Amendments and Supplements ................................  32
Section 8.7 - Execution in Counterparts .................................  32
Section 8.8 - Severability ..............................................  32
Section 8.9 - Governing Law .............................................  32

AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement - Table of Contents

                                                                         Page ii


Section 8.10 - Continuing Disclosure.....................................  32

Exhibit A    -     Form of Project Note
Exhibit B    -     Description of Project Facilities
Exhibit C    -     Form of Disbursement Request















AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement - Table of Contents

                                                                        Page iii

                                LOAN AGREEMENT

       THIS LOAN AGREEMENT made and entered into as of May 1, 1997 (as more completely defined below, the "Agreement") between ALASKA INDUSTRIAL DEVELOPMENT AND EXPORT AUTHORITY (as more completely defined below, the "Issuer") a governmental agency and a body politic and corporate constituting a political subdivision of the State of Alaska duly organized and validly existing under the provisions of Title 44, Chapter 88 of the Alaska Statutes, and FAIRBANKS GOLD MINING, INC. (as more completely defined below, the "Company"), a corporation duly organized and validly existing under the laws of the State of Delaware and qualified to transact business in the State of Alaska, under the following circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used herein as defined in Article I hereof):

                                  WITNESSETH:

       WHEREAS, the Issuer is authorized pursuant to the Act to issue and sell its revenue bonds and thereby to make the loan to the Company contemplated hereby; and

       WHEREAS, the Company has requested that the Issuer issue its revenue bonds for the purpose of financing the acquisition, purchase, construction. improvement and equipping of the Project and, pursuant to Resolution No. G96-25 of the Issuer adopted November 26, 1996, the Issuer has authorized the issuance and sale of said revenue bonds designated as its Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project), Series 1997, in the principal amount of $71,000,000 and the execution and delivery by the Issuer of the hereinafter described Indenture; and

       WHEREAS, the Issuer will loan the proceeds of the Bonds to the Company for the purpose of financing the acquisition, purchase, construction, improvement and equipping of the Project and the Company will make or cause to be made payments under this Agreement sufficient to pay the principal of and the premium, if any, and interest on and the Purchase Price of the Bonds; and

       WHEREAS, the Issuer has entered into the Indenture dated as of May 1, 1997 by and between the Issuer and The First National Bank of Chicago, a national banking association, as trustee, and pursuant thereto assigned the Revenues received under this Agreement to the Trustee as security for and a source of payment of the Bonds; and

       WHEREAS, to further secure payment of the Bonds, the Company has entered into a Reimbursement Agreement dated as of May 1, 1997 (the "Reimbursement Agreement") with Union Bank of Switzerland (the "Bank") pursuant to which the Bank has issued its irrevocable, direct pay letter of credit (the "Letter of Credit") in a face amount sufficient to pay principal of the Bonds when due, whether by maturity, redemption, purchase, or acceleration, together with 55 days of interest thereon at a maximum interest rate of 12% per annum while the Bonds bear interest in the Daily Mode or the Weekly Mode (each as defined in the Indenture); and

       WHEREAS, to further secure payment of the Bonds, Amax Gold Inc. has delivered to the Trustee a Guaranty Agreement dated as of May 1, 1997; and

       WHEREAS, the Bonds shall be special and limited obligations of the Issuer, payable by the Issuer solely from Revenues and from any amounts otherwise available as described in the Indenture; and

       WHEREAS, the Company acknowledges that the Issuer is providing financing for the Project in furtherance of the Issuer's corporate purpose under the Act, that the accomplishment of this purpose is dependent upon the compliance of the Company with its covenants contained in this Agreement and that the financing of the acquisition, purchase, construction, improvement and equipping of the Project as provided hereby is in furtherance of the Issuer's public purpose.

       NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements hereinafter set forth, the Issuer and the Company, each binding itself, its successors and assigns, do mutually promise, covenant, and agree as follows:

                                  ARTICLE I
                                  DEFINITIONS

       Section 1.1 - Use of Defined Terms. In addition to the words and
       ----------------------------------
terms defined elsewhere in this Agreement or by reference to another document, the words and terms set forth in Section 1.2 hereof shall have the meanings set forth therein unless the context or use clearly indicates another meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms defined therein. Any capitalized word or term used but not defined herein is used as defined in the Indenture.

      Section 1.2 - Definitions. As used herein:
      -------------------------
          "Act" means Title 44, Chapter 88, Alaska Statutes.
           ---




AIDEA/Exempt Facilily Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

        "Additional Payments" means the amounts required to be paid by the
         -------------------
Company pursuant to the provisions of Section 4.2 hereof.

       "Administrative Aqent" has the meaning ascribed thereto in the AGI
        --------------------
Loan Agreement.

       "AGI Loan AGREEMENT" means that certain Loan Agreement dated as of
        ------------------
October 31, 1995, as amended as of December 7, 1995 and as of March 19, 1996, among the Guarantor as Borrower, the Principal Subsidiaries, the Arrangers, the Lenders, the Syndication Agent, the Documentation and Technical Agent, the Collateral Agent, and the Administrative Agent, as the same may be modified or amended and in effect from time to time.

       "AGI Loan Documents" means the Loan Documents, as such term is
        ------------------
defined in the AGI Loan Agreement.

       "Agreement" means this Loan Agreement as amended or supplemented from
        ---------
time to time.

        "Arrangers" has the meaning ascribed thereto in the AGI Loan Agreement.
         ---------

       "Authorized Company Representative" means any of the persons at the
        ---------------------------------
time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee, containing the specimen signature of those persons and signed on behalf of the Company by its President or any Vice President. That certificate may designate an alternate or alternates.

       "Bond Counsel" means a law firm of nationally recognized standing in
        ------------
the field of municipal finance law whose opinions are generally accepted by purchasers of public obligations, selected by the Issuer and reasonably acceptable to the Trustee and the Company.

       "Bond Fund" means the Bond Fund created in the Indenture.
        ---------

       "Bonds" means the Issuer's $71,000,000 Exempt Facility Revenue Bonds
        -----
(Fairbanks Gold Mining, Inc. Project), Series 1997.

       "Bond Service Changes" means, for any period or payable at any time,
        --------------------
the principal of, and premium, if any, and interest on the Bonds for that period or payable at that time whether due at maturity or upon acceleration or redemption, but excluding Purchase Price Payments.




AIDEA/Exernpt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

        "Bond Year" means the annual period provided for computation of
         ---------
Excess Earnings under Section 148(f) of the Code beginning on the day after the expiration of the preceding Bond Year. The first Bond Year with respect to the Bonds begins on the date of original delivery of the Bonds and ends on April 30, 1998.

        "Business Day" means a day on which the Trustee, any Paying Agent,
         ------------
the Remarketing Agent, the Bank or banks or trust companies in New York, New York, are not authorized or required to remain closed and on which the New York Stock Exchange is not closed.

        "Code" means the internal Revenue Code of 1986, as amended from time
         ----
to time. References to the Code and Sections of the Code include relevant applicable regulations (including temporary regulations) and proposed regulations thereunder and under the Internal Revenue Code of 1954, as amended, and any successor provisions to those Sections, regulations or proposed regulations.

        "Collateral Agent" has the meaning ascribed thereto in the AGI Loan
         ----------------
Agreement.

       "Company" means Fairbanks Gold Mining, Inc., a corporation for profit
        -------
duly organized and validly existing under the laws of the State of Delaware and qualified to transact business in the State, and its lawful successors and assigns to the extent permitted by this Agreement.

       "Completion Date" means the date of completion of the Project
        ---------------
evidenced in accordance with the requirements of Section 3.6 hereof.

       "Computation Date" means the last day of each Bond Year and the date
        ----------------
on which the final payment in full of all outstanding Bonds is made.

       "Construction Period" means the period between the beginning of the
        -------------------
construction, installation, equipment or improvement of the Project and the Completion Date.

       "Cyprus Amax" means Cyprus Amax Minerals Company, a Delaware
        -----------
corporation.

       "Documentation and Technical Agent" has the meaning ascribed thereto
        ---------------------------------
in the AGI Loan Agreement.

       "Eligible Investments" means Eligible Investments as defined in the
        --------------------
Indenture.




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

       "Event of Default" means any of the events described as an Event of
        ----------------
Default in Section 7.1 hereof.

       "Excess Earninqs" means as of each Computation Date an amount equal
        ---------------
to the sum of (i) plus (ii) where:

       (i)   is the excess of

            (a) the aggregate amount earned from the date of issuance of the Bonds on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to Excess Earnings described in this clause (i)), over

            (b) the amount which would have been earned if such nonpurpose investments (other than amounts attributable to Excess Earnings described in this clause (i)) had been invested at a rate equal to the yield on the Bonds; and

       (ii) is any income attributable to the excess described in clause (i) taking into account any gain or loss on the disposition of nonpurpose investments.

The foregoing sums shall be determined in accordance with Section 148(f) of the Code. As used herein, the terms "gross proceeds", "nonpurpose investments" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

       "Force Majeure" means any of the causes, circumstances or events
        -------------
described as constituting Force Majeure in Section 7.1. hereof.

       "Fort Knox Economic Completion Date" has the meaning ascribed thereto
        ----------------------------------
in the AGI Loan Agreement.

       "Guarantor" means Amax Gold Inc., a corporation for profit duly
        ---------
organized and validly existing under the laws of the State of Delaware and qualified to transact business in the State.

       "Guaranty Agreement" means the Guaranty Agreement, dated as of May 1,
        ------------------
1997, from the Guarantor to the Trustee, as may be amended or supplemented from time to time.

       "Holder" or "Holder of a Bond" means the Person in whose name a Bond
        ------      ----------------
is registered on the Register.




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

       "Indenture" means the Trust Indenture, dated as of even date
        ---------
herewith, between the Issuer and the Trustee, as amended or supplemented from time to time.

      "Interest Payment Date" means each date set forth as such in the
       ---------------------
Indenture.

       "Issuer" means Alaska Industrial Development and Export Authority, a
        ------
governmental agency and a body politic and corporate constituting a political subdivision of the State.

      "Lenders" has the meaning ascribed thereto in the AGI Loan Agreement.
       -------

      "Lien" has the meaning ascribed thereto in the AGI Loan Agreement.
       ----

       "Loan" means the loan by the Issuer to the Company of the proceeds
        ----
received from the sale of the Bonds.

       "Loan Payment Date" means any Business Day which is an Interest
        -----------------
Payment Date, commencing July 2, 1997, or any other date on which any principal of or interest or any premium on the Bonds shall be due and payable, whether at maturity, upon acceleration, call for redemption or otherwise.

       "Loan Payments" means the amounts required to be paid in repayment of
        -------------
the Loan pursuant to the provisions of the Project Note and of Section 4.1 hereof.

      "Notice Address" means:
       --------------

      Issuer:                  Alaska Industrial Development
                               and Export Authority
                               480 West Tudor Road
                               Anchorage, Alaska 99503
                               Attn: Executive Director




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

       Company:                 Fairbanks Gold Mining, Inc.
                                #1 Fort Knox Road
                                P.O. Box 73726
                                Fairbanks, Alaska 99707-3726
                                Attn: Vice President and General Manager

                                With copies to the Guarantor and:

                                Cyprus Amax Minerals Company
                                9100 East Mineral Circle
                                Englewood, Colorado 80112
                                Attention: Treasurer

       Guarantor:               Amax Gold Inc.
                                9100 East Mineral Circle
                                Englewood, Colorado 80112
                                Attn: General Counsel

      Trustee:                  The First National Bank of Chicago
                                One First National Plaza
                                Suite 0126
                                Chicago, Illinois 60670-0216
                                Attn: Corporate Trust Services Division

or such additional or different address, notice of which is given under
Section 8.3 hereof.

       "Original Purchaser" means Merrill Lynch, Pierce, Fenner & Smith
        ------------------
Incorporated, as underwriter.

       "Person" or words importing persons mean firms, associations,
        ------
partnerships (including without limitation, general and limited partnerships), joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

       "Principal Subsidiaries" has the meaning ascribed thereto in the AGI
        ----------------------
Loan Agreement.

      "Project" means, collectively, the Project Site and the Project
       -------
Facilities.

      "Project Costs" means the costs of the Project specified in Section 3.4
       -------------
hereof.


AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

        "Project Facilities" means the Company's facilities described in
         ------------------
Exhibit B hereto.

        "Project Fund" means the Project Fund created in the Indenture.
         ------------

        "Project Note" means the promissory note of the Company, dated May
         ------------
22, 1997, in the form attached hereto as Exhibit A and in the principal amount of $71,000,000 evidencing the obligation of the Company to make Loan Payments.

        "Project Purposes" means acquiring, purchasing, constructing,
         ----------------
equipping or improving real and personal property comprising facilities to be used for solid waste disposal purposes, or such use as may result from a change in the Project authorized by Section 3.2 of this Agreement or which may otherwise be permitted by this Agreement.

        "Project Site" means the real estate generally located in the
         ------------
Fairbanks North Star Borough, 15 miles northeast of Fairbanks, Alaska, upon which the Project Facilities are located.

       "Purchase Agreement" means the Underwriting Agreement dated May 21,
        ------------------
1997, between the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, and approved by the Company and the Guarantor.

       "Purchase Fund" means the Purchase Fund created in the Indenture.
        -------------

       "Purchase Price" has the meaning ascribed thereto in the Indenture.
        --------------

       "Purchase Price Payment" means any payment of Purchase Price on the
        ----------------------
Bonds due under the terms of the Indenture.

       "Rebate Fund" means the Rebate Fund created in the Indenture.
        -----------

       "Register" means the books kept and maintained for the registration
        --------
and transfer of the Bonds pursuant to Section 3.06 of the Indenture.

       "Registrar" means the Registrar as defined in the Indenture.
        ---------

       "Revenues" means (a) the Loan Payments, (b) all other moneys received
        --------
or to be received by the Issuer or the Trustee in respect of repayment of the Loan (including, but not limited to, amounts received pursuant to the terms of the Letter of Credit and amounts received pursuant to the terms of the Guaranty Agreement) and all moneys in the Bond Fund, (c) any moneys and investments in the Project Fund, and (d) all income and profit from the investment of the foregoing moneys; provided,




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
however, that "Revenues" does not include (i) any amounts held in the Rebate Fund or any other investment income which is required to be rebated to the United States of America in order to continue the exclusion of interest on the Bonds from gross income for federal income tax purposes, or (ii) any amounts held in the Purchase Fund.

        "State" means the State of Alaska.
         -----

       "Syndication Aqent" has the meaning ascribed thereto in the AGI Loan
        -----------------
Agreement.

       "Trustee" means The First National Bank of Chicago, a national
        -------
banking association validly existing and duly organized under the laws of the United States of America, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean the successor Trustee.

       "Unassigned Issuer's Rights" means all of the rights of the Issuer to
        --------------------------
receive Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.5 hereof, to be reimbursed for attorney's fees and expenses under Section 7.4 hereof, and to give or withhold consent to amendments, changes, modifications, alterations and termination of this Agreement under Section 8.6 hereof.


       Section 1.3 - Interpretation. Any reference herein to the Issuer or
       ----------------------------
the Company or to any member or officer of either includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

       Any reference to a section or provision of the Constitution of the State or the Act, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Holders, the Trustee or the Company under this Agreement.

       Words importing persons include firms, associations, partnerships (including limited partnerships), trusts, corporations, and other legal entities, including public bodies, as well as natural persons.

       Except as otherwise expressly provided, all approvals, consents, and acceptances required to be given to or made by any person or party hereunder shall






AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
be at the sole discretion of the party whose approval, consent, or acceptance is required.

        All notices to be given hereunder shall be given within a reasonable time unless otherwise specifically provided in the manner described in Section
8.3 hereof.

        If any provision of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions hereof.

        Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Agreement; and the term "hereafter" means after, and the term "heretofore" means before, the date of delivery of the Bonds. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

       Section 1.4 - Captions and Headings. The captions and headings in
       -----------   ---------------------
this Agreement are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.


                                  ARTICLE II
                         REPRESENTATIONS AND COVENANTS

       Section 2.1 - Representations and Covenants of the Issuer. The Issuer
       ---------------------------------------------------------
represents that: (a) it is duly organized and validly existing under the laws of the State; (b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the Bonds and the execution and delivery of this Agreement and the Indenture; (c) it is not in violation of or in conflict with any provisions of the laws of the State which would impair its ability to carry out its obligations contained in this Agreement or the Indenture; (d) it is empowered to enter into the transactions contemplated by this Agreement and the Indenture; (e) it has duly authorized the execution, delivery and performance of this Agreement and the Indenture;
(f) the Project is located within the territorial boundaries of the Issuer; and
(g) the Bonds have been duly authorized, executed, authenticated, issued, and delivered, constitute valid and binding special and limited obligations of the Issuer payable by the Issuer solely from the Revenues and from any amounts otherwise available under this Agreement, the Indenture and the Guaranty Agreement and are entitled to the benefit of this Agreement, the Indenture and the Guaranty Agreement.

       The Bonds do not constitute an indebtedness or other liability of the
                 -- ---
State or of a political subdivision of the State, and neither the full faith and credit nor the






AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project)
Series 1997
Loan Agreement
taxing power of the Issuer, the State, or of any political subdivision thereof is pledged for the payment of the Bonds. The Issuer has no taxing power.

       Section 2.2 - Representations and Covenants of the Company. The
       ----------------------------------------------------------
Company represents and covenants that:

            (a) The Company has been duly incorporated and validly exists as a Delaware corporation in good standing under the laws of the State of Delaware, is duly qualified to do business as a corporation in the State, has all corporate powers, authorizations, consents, and approvals required to carry on its various businesses as now conducted, and is not in violation of any provision of its Articles of Incorporation or its By-laws, each as amended, which violation would affect its obligations under this Agreement, the Project Note or any of the transactions contemplated hereby or thereby.

            (b) It has full power and authority to execute, deliver and perform this Agreement and the Project Note and to enter into and carry out the transactions contemplated by those documents. Execution, delivery and performance under this Agreement and the Project Note do not violate any provision of law applicable to the Company or the Company's Certificate of Incorporation or its By-laws, each as amended, and do not materially conflict with or result in a default under any agreement or instrument to which the Company is a party or by which it is bound (or, to the extent of any such conflict or default, the same has been waived). This Agreement and the Project Note have been duly authorized, executed and delivered by the Company and all steps necessary have been taken to constitute this Agreement and the Project
Note valid and binding obligations of the Company in accordance with their respective terms except as those terms may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) or, in the case of rights in the nature of indemnity thereunder, as may be limited by applicable law and principles of public policy.

            (c) Any allocation of the proceeds of the Bonds used for reimbursement of an original expenditure prior to the issuance date of the Bonds will satisfy the requirements of Treasury Regulations (S)1.150-2.

            (d) [RESERVED.]

            (e) The Project Facilities will be operated and maintained in such manner as to conform in all material respects with all applicable zoning,




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
planning, building, environmental and other applicable governmental regulations and as to be consistent with the Act.

            (f) It presently intends to use the Project and operate the Project Facilities in a manner consistent with the Project Purposes until the date on which the Bonds have been fully paid and knows of no reason why the Project and the Project Facilities will not be so used and operated. If, in the future, there is a cessation of that operation, it will use commercially reasonable efforts to resume that operation or accomplish an alternate use by the Company or others which will be consistent with the Act, subject to the rights of any creditor, including the Lenders, holding a security interest in the Project (and, prior to the Fort Knox Economic Completion Date, the first priority right of Cyprus Amax).

            (g) At least ninety-five percent (95%) of the net proceeds of the Bonds (as defined in Section 150 of the Code) will be used to provide "solid waste disposal facilities" within the meaning of Section 142(a)(6) of the Code and which constitute capital expenditures within the meaning of Treas. Reg.(S)1.150-1(b). The Company will not request or authorize any disbursement pursuant to Section 3.4 hereof, which, if paid, would result in less than ninety-five percent (95%) of the net proceeds of the Bonds being so used. The costs of issuance financed by the Bonds will not exceed two percent (2%) of the proceeds of the Bonds (within the meaning of Section 147(g) of the Code), and the Company will not request or authorize any disbursement pursuant to Section
3.4 hereof or otherwise, which, if paid, would result in more than two percent (2%) of the proceeds of the Bonds being so used. None of the proceeds of the Bonds will be used to provide working capital.

            (h) In accordance with Section 147(b) of the Code, the average maturity of the Bonds does not exceed one hundred twenty percent (120%) of the average reasonably expected economic life of the facilities being financed by the Bonds.

            (i) None of the proceeds of the Bonds will be used to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

            (j) None of the proceeds of the Bonds will be used directly or indirectly to acquire land or any interest therein.





AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

            (k) None of the proceeds of the Bonds will be used to acquire existing property or any interest therein unless the first use of such property or interest therein was pursuant to such acquisition.

            (I) The information furnished by the Company for use by the Issuer in preparing the certification pursuant to Section 148 of the Code and information statement pursuant to Section 149(e) of the Code, is accurate and complete as of the date of the issuance of the Bonds.

            (m) In connection with any lease or grant by the Company of the use of the Project, the Company shall require that the lessee or user of any portion of the Project shall not (i) violate the covenant set forth in subsection (f) and (ii) use that portion of the Project in any manner which would violate the covenants set forth in subsections (g), (h), (i), (j), (k), and (p) of this Section 2.2.

            (n) After the expiration of any applicable temporary period under Section 148(d)(3) of the Code, at no time during any bond year will the aggregate amount of gross proceeds of the Bonds invested in higher yielding investments (within the meaning of Section 148(b) of the Code) exceed 150 percent of the debt service on the Bonds for such bond year and the aggregate amount of gross proceeds of the Bonds invested in higher yielding investments, if any, will be promptly and appropriately reduced as the amount of outstanding Bonds are reduced, provided however that the foregoing shall not require the sale or disposition of any investments in higher yielding investments if such sale or disposition would result in a loss which exceeds the amount which would be paid to the United States pursuant to Section 6.09 of the Indenture (but for such sale or disposition) at the time of such sale or disposition if a payment under Section 6.09 of the Indenture were due at such time.

At no time will any funds constituting gross proceeds of the Bonds be used in a manner as to constitute failure of compliance with Section 148 of the Code.

The terms "gross proceeds", "higher yielding investments", "yield", and "debt service" have the meanings assigned to them for purposes of Section 148 of the Code.

            (o) The Bonds are not "federally guaranteed" within the meaning of Section 14g(b) of the Code.

            (p) The Project Facilities do not include any office except for offices (i) located at the site of the Project and (ii) at which not more than a de
  --



AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
minimis amount of the functions to be performed is not directly related to
-------
the day-to-day operations of the Project Facilities.

            (q) The Company agrees that as between itself and the Issuer, the Company shall be solely responsible for the maintenance and operation of the Project Facilities.

            (r) The Company agrees that it will provide at all times that service of process may be had in Alaska either personally or upon the Authorized Company Representative.

            (s) The Company represents and warrants to the Issuer and the Trustee and their assignees that other than those used or to be used in the normal operations of the Company and permitted by State and federal laws the Company has no notice or knowledge that hazardous substances have been generated, stored, or disposed of on the Project Site or have been transported to or over the Project Site. "Hazardous substance" shall be interpreted broadly to mean any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic or radioactive substance, or other similar term by any federal, state, or local environmental law, regulation, or rule presently in effect, and it shall be interpreted to include, but not be limited to, any substance which after release into the environment and upon exposure, ingestion, inhalation, or assimilation, either directly from the environment or indirectly by ingestion through food chains or otherwise, will or may reasonably be anticipated to cause sickness, death, disease, behavior abnormalities, cancer, or genetic abnormalities. The Company will hold the Issuer and the Trustee harmless from and indemnify the Issuer and the Trustee against and from any damage, loss, expenses, or liability resulting from any breach of this representation and warranty including all attorneys' fees and costs incurred as a result thereof. This warranty shall survive the termination of this Agreement.

            (t) Except as provided in Section 5.3 or 5.4 hereof, the Company agrees that it will not assign its rights, interests, or obligations hereunder.



                                  ARTICLE III
                          COMPLETION OF THE PROJECT;
                             ISSUANCE OF THE BONDS

       Section 3.1 - Acquisition. Purchase, Construction, Installation,
       ----------------------------------------------------------------
Equipment and Improvement. The Company shall construct and equip the Project
-------------------------
Facilities on the Project Site with all reasonable dispatch, and (b) shall pay when due all fees, costs and expenses incurred in connection with that


AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
construction, installation, equipment and improvement from funds made available therefor in accordance with this Agreement or otherwise. It is understood that the Project is that of the Company and any contracts made by the Company with respect thereto, whether acquisition contracts, construction contracts or otherwise, or any work to be done by the Company on the Project are made or done by the Company in its own behalf and not as agent or contractor for the Issuer.

       Section 3.2 - Description of Project. The Company may revise the
       ------------------------------------
description of the Project from time to time, provided that no revision shall be made which would change the Project Purposes, without the approval of the Issuer and an opinion of Bond Counsel to the effect that such change will not cause interest on the Bonds to be included in the gross income of the Holders for federal income tax purposes, and no revision shall be made which would change the Project Purposes to other than purposes permitted by the Act and other than the project described in the TEFRA notice published pursuant to
Section 147(f) of the Code.

       Section 3.3 - Issuance of the Bonds; Application of Proceeds. To
       ------------------------------------------------------------
provide funds to make the Loan for purposes of assisting in paying the Project Costs, the Issuer will issue, sell and deliver the Bonds to the Original Purchaser. The Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption and purchase as set forth therein. The Company hereby approves the terms and conditions of the Indenture and the Bonds, and of the terms and conditions under which the Bonds will be issued, sold and delivered.

       The proceeds from the sale of the Bonds shall be loaned to the Company and paid over to the Trustee for the benefit of the Company and the Holders of the Bonds and deposited as follows: (a) a sum equal to any accrued interest paid by the Original Purchaser shall be deposited in the Bond Fund, and (b) the balance of the proceeds shall be deposited in the Project Fund. Pending disbursement pursuant to Section 3.4 hereof, the proceeds so deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the payment of Bond Service Charges as provided in the Indenture.

       Section 3.4 - Disbursements from the Project Fund. Subject to the
       -------------------------------------------------
provisions below, disbursements from the Project Fund shall be made only to reimburse or pay the Company, or any person designated by the Company, for the following Project Costs:

            (a) Costs incurred directly or indirectly for or in connection with the acquisition, construction, purchase, improvement and equipping of the Project, including costs incurred in respect of the Project for preliminary planning and studies: architectural, legal, engineering, accounting, consulting, supervisory





AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
and other services; labor, services and materials; and recording of documents and title work.

            (b) Premiums attributable to any surety bonds and insurance required to be taken out and maintained during the Construction Period with respect to the Project Site and the Project Facilities.

            (c) Taxes, assessments and other governmental charges in respect of the Project that may become due and payable during the Construction Period.

            (d) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project Facilities.

            (e) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds, including, without limitation, the fees and expenses of the Trustee and any paying agent properly incurred under the Indenture that may become due and payable during the Construction Period; provided that the costs of issuance of the Bonds financed by the Bonds shall not exceed two percent (2%) of the proceeds of the Bonds within the meaning of Section 147(g) of the Code.

            (f) Any other costs, expenses, fees and charges properly chargeable to the cost of acquisition, construction, purchase, improvement and equipping of the Project.

            (g) Payment of interest during the Construction Period.

            (h) Payments made to the Rebate Fund.

            (i) All sums required to reimburse the Company for advances made by it for any of the above items or for any other costs incurred and for work done by the Company, whether before or after the execution of this Agreement, which are properly chargeable to the Project Facilities.

       Any disbursements from the Project Fund for the payment of Project Costs shall be made by the Trustee only upon the written order of the Authorized Company Representative. Each such written order shall be in substantially the form of the disbursement request attached hereto as Exhibit
C. Any disbursement for any item not described herein, or the cost for which item is other than as described in, the information statement filed by the Issuer in connection with the issuance of the Bonds






AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
as required by Section 149(e) of the Code, shall be accompanied by an opinion of Bond Counsel to the effect that such disbursement will not cause the interest on the Bonds to be included in the gross income of the Holders for federal income tax purposes.

       Any moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, in full of the Project Costs, at the direction of the Authorized Company Representative, promptly shall be

            (i) used to acquire, purchase, construct, install, equip and improve such additional real or personal property in connection with the Project as is designated by the Authorized Company Representative and the acquisition, purchase, construction, installation, equipment and improvement of which will be permitted under the Act;

            (ii) used for the purchase of Bonds in the open market for the purpose of cancellation at prices not exceeding the fair market value thereof plus accrued interest thereon to the date of payment therefor;

            (iii) paid into the Bond Fund to be applied to the redemption of the Bonds; or

            (iv) a combination of the foregoing as is provided in that direction.

In all such cases, any payments made pursuant to this paragraph shall be made only to the extent that such use or application will not, in the opinion of Bond Counsel or under a ruling of the Internal Revenue Service, cause the interest on the Bonds to be included in the gross income of the Holders for federal income tax purposes.

       Section 3.5 - Company Required to Pay Costs in Event Project Fund
       -----------------------------------------------------------------
Insufficient. If moneys in the Project Fund are not sufficient to pay all
------------
Project Costs, the Company, nonetheless, will complete the Project and shall pay all such additional Project Costs from its own funds. The Company shall pay all costs of issuing the Bonds in excess of the portion thereof permitted to be payable from proceeds of the Bonds pursuant to Section 147(g) of the Code. The Company shall not be entitled to any reimbursement for any such additional Project Costs or payment of issuance costs from the Issuer, the Trustee or any Holder; nor shall it be entitled to any abatement, diminution or postponement of the Loan Payments on account thereof.

       Section 3.6 - Completion Date. The Company shall notify the Issuer
       -----------------------------
and the Trustee of the Completion Date by a certificate signed by the Authorized Company Representative stating




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

             (a) the date on which the Project Facilities were substantially completed,

             (b) that substantially all other facilities reasonably necessary in connection with the Project have been acquired or purchased or substantially constructed, installed, equipped and improved,

             (c) that the acquisition, purchase, construction, installation, equipment and improvement of the Project Facilities and those other facilities have been accomplished in such a manner as to conform in all material respects with all applicable zoning, planning, building, environmental and other similar governmental regulations,

            (d) that except as provided in subsection (e) of this Section, all costs of that acquisition, purchase, construction, installation, equipment and improvement then or theretofore due and payable have been paid, and

            (e) the amounts which the Trustee shall retain in the Project
Fund for the payment of Project Costs not yet due or for liabilities which the Company is contesting or which otherwise should be retained and the reasons such amounts should be retained.

That certificate may state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being.

       Section 3.7 - Investment of Fund Moneys. As provided in Section 6.05
       ---------------------------------------
of the Indenture, at the written direction of the Authorized Company Representative, any moneys held as part of the Bond Fund, the Project Fund or the Rebate Fund shall be invested or reinvested by the Trustee in Eligible Investments to the extent permitted in the Indenture. The Company hereby covenants that it will restrict that investment and reinvestment and the use of the proceeds of the Bonds in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time of delivery of and payment for the Bonds or subsequent intentional acts, so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code and the regulations prescribed under that Section.

       The Company shall provide the Issuer with a certificate of an appropriate officer, employee or agent of or consultant to the Company for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Company on the date of delivery of and payment for the Bonds regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based.




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

       Section 3.8 - Rebate Fund. To the extent required by Section 6.09 of
       -------------------------
the Indenture, within thirty (30) days after the end of every fifth Bond Year and within thirty (30) days after payment in full of all outstanding Bonds, the Company shall calculate, or have calculated by an independent rebate consultant (the "Rebate Consultant"), the amount of Excess Earnings as of the end of that Bond Year or the date of such payment and shall notify the Trustee of that amount. If the amount then on deposit in the Rebate Fund created under the Indenture is less than the amount of Excess Earnings (computed by taking into account the amount or amounts, if any, previously paid to the United States pursuant to Section 6.09 of the Indenture and this Section), the Company shall, within five (5) days after the date of the aforesaid calculation, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture.


                                  ARTICLE IV
                    LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                     LOAN PAYMENTS AND ADDITIONAL PAYMENTS

       Section 4.1 - Loan by Issuer; Loan Repayment; Delivery of Project
       -----------------------------------------------------------------
Note. Upon the terms and conditions of this Agreement, the Issuer will make the
----
Loan to the Company. In consideration of and in repayment of the Loan, the Company shall make or cause to be made, as Loan Payments, payments which correspond, as to amount, to the Bond Service Charges. All such Loan Payments shall be paid to the Trustee in accordance with the terms of the Project Note and shall be held and disbursed in accordance with the provisions of the Indenture and this Agreement for application to the payment of Bond Service Charges; provided, however, that, if Bond Service Charges are paid from amounts drawn under the Letter of Credit, the Company shall be entitled to a credit against the Loan Payments then required to be made under this Section to the extent of such amounts drawn.

       The Company shall be entitled to a credit against the Loan Payments next required to be made to the extent that the balance of the Bond Fund is then in excess of amounts required (a) for the payment of Bond Service Charges and (b) to be deposited in the Bond Fund by the Indenture for use other than for the payment of Bond Service Charges on the Interest Payment Date next following the applicable Loan Payment Date. In any event, however, if on any Interest Payment Date, the balance in the Bond Fund is insufficient to make required payments of Bond Service Charges, the Company forthwith will pay to the Trustee, for the account of the Issuer and for deposit into the Bond Fund, any deficiency.





AIDEA/Exempt Facilily Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

        Upon payment in full, in accordance with the Indenture, of all Bond Service Charges on all Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, the Project Note shall be deemed fully paid, the obligations of the Company thereunder shall be terminated and the Project Note shall be surrendered by the Trustee to the Company for cancellation. Unless the Company is entitled to a credit under express terms of this Agreement or the Project Note, all payments on the Project Note shall be in the full amount required thereunder.

        Except for such interest of the Company as may hereafter arise pursuant to Section 8.2 hereof or Section 6.08 of the Indenture, the Company and the Issuer each acknowledge that neither the Company nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders.

       Section 4.2 - Additional Payments. (a) The Company shall pay to the
       ---------------------------------
Issuer, as Additional Payments hereunder, any and all reasonable costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds or otherwise related to actions taken by the Issuer under this Agreement or the Indenture.

       (b) The Company shall pay to the Trustee its reasonable fees, charges and expenses for acting as such under the Indenture.

       (c) The Company shall pay or cause to be paid in immediately available funds to the Paying Agent on each Purchase Date an amount equal to the Purchase Price Payments due on such Purchase Date; provided, however, that, if such Purchase Price Payments are paid from amounts held by the Trustee in the Letter of Credit Purchase Account of the Purchase Fund or in the Remarketing Proceeds Account of the Purchase Fund, the Company shall be entitled to a credit against the Purchase Price Payments then required to be made under this Section to the extent of such amounts.

       Section 4.3 - Place of Payments. The Company shall make all Loan
       -------------------------------
Payments directly to the Trustee in accordance with the payment instructions of the Trustee. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

       Section 4.4 - Obligations Unconditional. The obligations of the
       ---------------------------------------
Company to make Loan Payments, Additional Payments and any payments required of the Company under Section 6.09 of the Indenture shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining. Inc. Project) Series 1997
Loan Agreement
deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other Person.

       Section 4.5 - Assignment of Agreement, Project Note and Revenues. To
       ----------------------------------------------------------------
secure the payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, its rights under and interest in this Agreement (except for the Unassigned Issuer's Rights), the Project Note and the Revenues. The Company hereby agrees and consents to those assignments.



                                   ARTICLE V
                      ADDITIONAL AGREEMENTS AND COVENANTS

       Section 5.1 - Right of Inspection. Subject to reasonable security and
       ---------------------------------
safety regulations and upon reasonable notice and appropriate coordination with the Company, the Issuer and the Trustee, and their respective agents, shall have the right during normal business hours to inspect the Project.

       Section 5.2 - Lease or Grant of Use by Company. Except as may
       ----------------------------------------------
otherwise be provided herein and subject to the provisions of Section 2.2(m), the Company may lease or grant the right to occupy and use the Project, in whole or in part, to others, provided that:

            (a) No such grant or lease shall relieve the Company from its obligations under this Agreement or the Project Note;

            (b) In connection with any such grant or lease the Company shall retain such rights and interests as will permit it to comply with its obligations under this Agreement and the Project Note; and

            (c) No such grant or lease shall impair materially the purposes of the Act to be accomplished by operation of the Project Facilities as herein provided.

It is expressly acknowledged that certain Liens on the Project (in which Cyprus Amax has been granted a first priority right and interest prior to the Fort Knox Economic Completion Date) have been granted to the Lenders pursuant to one or more AGI Loan Documents.

       Section 5.3 - Company to Maintain its Existence: Sales of Assets or
       -------------------------------------------------------------------
Mergers. The Company shall do all things necessary to preserve and keep in full
-------
force and effect its existence, rights and franchises, except as otherwise permitted by this Section 5.3. In particular, the Company shall not (a) sell, transfer or otherwise




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
dispose of all, or substantially all, of its assets; (b) consolidate with or merge into any other entity; or (c) permit one or more other entities to consolidate with or merge into it. The preceding restrictions shall not apply, however, to (i) transfers of assets by the Company to, or mergers or consolidations with, wholly owned subsidiaries of the Company and (ii) a transaction if the transferee or the surviving or resulting entity, if other than the Company, by proper written instrument satisfactory to the Issuer and the Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Company under this Agreement. in connection with clause (a) above, it is expressly acknowledged that certain Liens on the Project (in which Cyprus Amax has been granted a first priority right and interest prior to the Fort Knox Economic Completion Date) have been granted to the Lenders pursuant to one or more AGI Loan Documents.

       Section 5.4 - Assignment of Loan Agreement. Notwithstanding anything
       ------------------------------------------
herein to the contrary, this Agreement may be assigned by the Company in whole or in part and the Project may be sold, conveyed, transferred, leased or otherwise disposed of, as a whole or in part by the Company. Any such assignment, sale, conveyance, transfer, lease, or disposal, as the case may be, shall be subject to the following conditions:

            (a) The successor in interest shall assume the obligations of the Company hereunder to the extent of the interest assigned, leased, or otherwise conveyed;

            (b) There shall be delivered to the Issuer and the Trustee, at the expense of the Company, prior to the delivery of any such assignment, sale, conveyance, transfer, lease, or other disposal (i) an opinion of Bond Counsel, in form and substance reasonably acceptable to the Issuer and the Trustee, to the effect that such assignment, sale, conveyance, transfer, lease, or other disposal will not adversely affect the exclusion from gross income of the holders of the Bonds of interest paid thereon for federal income tax purposes and (ii) written confirmation from the Guarantor that its obligations under the Guaranty Agreement will continue to be in effect after such assignment, sale, conveyance, transfer, lease, or other disposal to the same extent as before any such assignment, sale, conveyance, transfer, lease, or other disposal; and

            (c) The Company shall, within ten (10) days after delivery of any such assignment, sale, conveyance, transfer, lease, or other disposal furnish or cause to be furnished to the Issuer and the Trustee a true and complete copy thereof and of the instrument of assumption.

It is expressly acknowledged that certain Liens on the Project (in which Cyprus Amax has been granted a first priority right and interest prior to the Fort Knox Economic




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

Completion Date) have been granted to the Lenders pursuant to one or more AGI Loan Documents.

       Section 5.5 - Indemnification. The Company releases the Issuer from,
       -----------------------------
agrees that the Issuer shall not be liable for, and indemnifies the Issuer against, all liabilities, claims, costs and expenses imposed upon, incurred by or asserted against the Issuer, without gross negligence or intentional misconduct on the part of the Issuer relating to any of the following: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Agreement, the Project Note or any related document, or arising from any act or failure to act by the Company, or any of its agents, contractors, servants, employees or licensees; (c) any violation by the Company of any contract, agreement or restriction relating to the Project; (d) any fraud or misrepresentation or omission contained in the information relating or pertaining to the financial condition of the Company which, if known to a purchaser of the Bonds might be considered a material factor in a decision whether or not to purchase the Bonds; (e) the execution or performance of this Agreement, the Indenture, the Reimbursement Agreement and the issuance and sale of the Bonds; (f) the authorization, issuance, sale, trading, redemption or servicing of the Bonds, and the provision of any information or certification furnished in connection therewith concerning the Bonds, the Project or the Company (including, without limitation, the Indenture, the Reimbursement Agreement, this Agreement and any information furnished by the Company for, and included in, or used as a basis for preparation of, any certifications, information statements or reports furnished by the Issuer), and any other information or certification obtained from the Company to assure the exclusion of the interest on the Bonds from gross income for federal income tax purposes;
(g) the Company's failure to comply with any requirement of this Agreement or the Code pertaining to such exclusion of that interest including the covenants in Section 5.6 hereof; (h) any law, ordinance or regulation (including any environmental law or hazardous waste law) violation in connection with the Project; and (i) any claim, action or proceeding brought with respect to the matters set forth in (a), (b), (c), (d), (e), (f), (g) and (h) above.

       The Company agrees to indemnify the Trustee for and to hold it harmless against all liabilities, claims, costs and expenses incurred without negligence or bad faith on the part of the Trustee, on account of any action taken or omitted to be taken by the Trustee in accordance with the terms of this Agreement, the Bonds, the Project Note or the Indenture or any action taken at the request of or with the consent of the Company, including the costs and expenses of the Trustee in defending itself against any such claim, action or proceeding brought in connection





AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
with the exercise or performance of any of its powers or duties under this Agreement, the Bonds, the Indenture or the Project Note.

       In case any action or proceeding is brought against the Issuer or the Trustee in respect of which indemnity may be sought hereunder, the party seeking indemnity promptly (but in any event within thirty (30) days of learning of such action or proceeding) shall give notice (the "Company Notice") of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the right to assume the defense of the action or proceeding; provided, however, that if the party seeking indemnity has been advised in an opinion of counsel that there may be legal defenses available to it which are adverse to or in conflict with those available to the Company or other indemnified parties, which in the opinion of counsel should be handled by separate counsel, the Company shall not have the right to assume the defense of such action on behalf of the indemnified party, but shall be responsible for the reasonable fees and expenses of the indemnified party in conducting its defense; provided, further, that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure prejudices the defense of the action or proceeding by the Company; and provided further that the Company shall not be obligated to make any payments with respect to fees and expenses incurred prior to the giving of the Company notice. At its own expense, an indemnified party may employ separate counsel and participate in the defense. The Company shall not be liable for any fees and expenses incurred without its consent, which consent shall not be unreasonably withheld. The Company shall not be liable for any settlement made without its consent, which consent may be withheld at the Company's sole discretion.

       The indemnification set forth above is intended to and shall include the indemnification of all affected officials, directors, board members, officers, legal counsel, staff and employees of the Issuer and the Trustee, respectively. That indemnification is intended to and shall be enforceable by the Issuer and the Trustee, respectively, to the full extent permitted by law.

       Section 5.6 - Company Not to Adversely Affect Exclusion from Gross
       ------------------------------------------------------------------
Income of Interest on Bonds. The Company hereby represents that it has taken
---------------------------
and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any actions that would adversely affect such exclusion under the provisions of the Code.




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

                                  ARTICLE VI
                              REDEMPTION OF BONDS

       Section 6.1 - Optional Redemption. Provided no Event of Default shall
       ---------------------------------
have occurred and be subsisting, at any time and from time to time, the Company may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of purchasing Bonds or of calling Bonds for optional redemption in accordance with the applicable provisions of the Indenture providing for optional redemption at the redemption price stated in the Indenture. Pending application for those purposes, any moneys so delivered shall be held by the Trustee in a special account in the Bond Fund and delivery of those moneys shall not operate to abate or postpone Loan Payments or Additional Payments otherwise becoming due or to alter or suspend any other obligations of the Company under this Agreement.

       Section 6.2 - Extraordinary Optional Redemption. The Company may
       -----------------------------------------------
direct the redemption of the unpaid principal balance of the Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

            (a) The Project shall have been damaged or destroyed to such an extent that, in the Company's reasonable judgment, (1) the Project cannot reasonably be expected to be restored, within a period of twelve (12) months, to the condition immediately preceding such damage or destruction, or (2) the normal use and operation of the Project are reasonably expected to be prevented for a period of twelve (12) consecutive months.

            (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project cannot, in the Company's reasonable judgment, reasonably be expected to be restored within a period of twelve (12) months to a condition of usefulness comparable to that existing prior to the taking, or (2) as a result of the taking, normal use and operation of the Project are reasonably expected, in the Company's reasonable judgment, to be prevented for a period of twelve (12) consecutive months.

            (c) As a result of any changes in the Constitution of the State, the Constitution of the United States of America, or state or federal laws or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer or the Company in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
purpose of the parties as expressed in this Agreement, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or the operation thereof including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project or the facility of which it is a part.

            (d) Changes in the economic availability of raw materials, operating supplies, energy sources or supplies, or facilities (including, but not limited to, facilities in connection with the disposal of industrial wastes) necessary for the operation of the Project for its stated purposes shall have occurred or technological or other changes shall have occurred which the Company cannot reasonably overcome or control and which in the Company's reasonable judgment render the Project uneconomic for the Project Purposes.

The Company shall, within ninety (90) days following the event requiring the redemption of the Bonds, or at any time during the continuation of the condition referred to in clause (d) above, give notice to the Issuer and to the Trustee specifying the date on which the Company will deliver the funds required for that redemption. which date shall be not more than ninety (90) days from the date that notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption.

       The amount payable by the Company in the event of an extraordinary redemption shall be the sum of the following:

            (i) An amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to the provisions of the Indenture to pay, at par, and discharge all then outstanding Bonds on the earliest applicable redemption date, that amount to be paid to the Trustee, plus

            (ii) An amount of money equal to the Additional Payments relating to the Bonds accrued and to accrue until actual final payment and redemption of the Bonds, that amount or applicable portions thereof to be paid to the Trustee or to the Persons to whom those Additional Payments are or will be due.

The requirement of (ii) above with respect to Additional Payments to accrue may be met if provisions satisfactory to the Trustee and the Issuer are made for paying those amounts as they accrue.


AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Serfes 1997
Loan Agreement

       Section 6.3 - Mandatory Redemption in Event of Inclusion in Gross
       -----------------------------------------------------------------
Income of Interest on Bonds. If, as provided in the Bonds and the Indenture,
---------------------------
the Bonds become subject to mandatory redemption because a Determination of Taxability (as defined in the Indenture) shall have been made with respect thereto, the Company shall deliver to the Trustee, upon the date requested by the Trustee, the moneys needed to pay the redemption price of the Bonds in accordance with the mandatory redemption provisions relating thereto set forth in the Bonds and the Indenture.

       Section 6.4 - Actions by Issuer. At the request of the Company or the
       -------------------------------
Trustee, the issuer shall take all reasonable steps required of it under the applicable provisions of the Indenture or the Bonds to effect the redemption of all or a portion of the Bonds pursuant to this Article VI.



                                  ARTICLE VII
                        EVENTS OF DEFAULT AND REMEDIES

       Section 7.1 - Events of Default. Each of the following shall be an
       -------------------------------
Event of Default:

            (a) Any Loan Payment or any payment due under Section 4.2(c) hereof shall not be paid on or prior to the date on which that Loan Payment or any such payment pursuant to Section 4.2(c) hereof is due and payable;

            (b) The Company shall fail to deliver to the Trustee, or cause to be delivered on its behalf, the moneys needed to redeem any outstanding Bonds in the manner and upon the date requested in writing by the Trustee as provided in Section 6.3 of this Agreement;

            (c) The Company shall fail to observe and perform any other agreement, term or condition contained in this Agreement, and the continuation of such failure for a period of thirty (30) days after notice thereof shall have been given to the Company by the Issuer or the Trustee, or for such longer period as the Issuer and the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the Company institutes curative action within the applicable period and diligently pursues that action to completion;

            (d) The Company shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project)
Series 1997
Loan Agreement
 bankruptcy, insolvency, reorganization or similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety (90) days; (iv) make an assignment for the benefit of creditors; or (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property;

            (e) Any material representation or warranty made by the Company herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or with the purchase of the Bonds shall at any time prove to have been false or misleading in any material respect when made or given; and

            (f) The occurrence of an event of default under the Indenture or the Guaranty Agreement.

       Notwithstanding the foregoing, if, by reason of Force Majeure, the Company is unable to perform or observe any agreement, term or condition hereof which would give rise to an Event of Default under subsection (c) hereof, the Company shall not be deemed in default during the continuance of such inability. However, the Company shall promptly give notice to the Trustee and the Issuer of the existence of an event of Force Majeure and shall use commercially reasonable efforts to remove the effects thereof; provided that the settlement of strikes, lockouts, or other industrial disturbances shall be entirely within its discretion.

 The term Force Majeure shall mean, without limitation, the following:

            (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornados; storms; droughts; floods; arrests; restraint of government and people; explosions; breakage, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

            (ii) any cause, circumstance or event not reasonably within the control of the Company that has a material adverse effect on the business, operations, assets, financial condition or business prospects of the Company.

       The occurrence of an Event of Default under subsection (d) above, and the exercise of remedies upon any such default, shall be subject to any applicable




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Minks, Inc. Project) Series 1997
Loan Agreement
limitations of federal bankruptcy law affecting or precluding that default or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

        Section 7.2 - Remedies on Default. Whenever an Event of Default
        ---------------------------------
shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

            (a) If acceleration of the principal amount of the Bonds has been declared pursuant to Section 8.03 of the Indenture, the Trustee shall declare all Loan Payments to be immediately due and payable, whereupon the same shall become immediately due and payable;

            (b) The Issuer or the Trustee may have access to, inspect, examine and make copies of the books, records, accounts and financial data of the Company pertaining to the Project; or

            (c) The Issuer or the Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or the Project Note or to enforce the performance and observance of any other obligation or agreement of the Company under those instruments.

Notwithstanding the foregoing, the Issuer and the Trustee shall not be obligated to take any step which in its opinion will or might cause it to expend time or money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to the Issuer and the Trustee at no cost or expense to the Issuer or the Trustee. Any amounts collected as Loan Payments or applicable to Loan Payments and any other amounts which would be applicable to payment of Bond Service Charges collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the outstanding Bonds have been paid and discharged in accordance with the provisions of the Indenture, shall be paid as provided in Section 6.08 of the Indenture for transfers of remaining amounts in the Bond Fund.

       The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.




AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project] Series 1997
Loan Agreement

        Section 7.3 - No Remedy Exclusive. No remedy conferred upon or
        ---------------------------------
reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Project Note, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair that right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than any notice required by law or for which express provision is made herein.

       Section 7.4 - Aqreement to Pay Attorneys' Fees and Expenses. If an
       -----------------------------------------------------------
Event of Default should occur and the Issuer or the Trustee should incur expenses, including reasonable attorneys' fees, in connection with the enforcement of this Agreement or the Project Note or the collection of sums due thereunder, the Company shall reimburse the Issuer and the Trustee, as applicable, for the reasonable expenses so incurred upon demand.

       Section 7.5 - No Waiver. No failure by the Issuer or the Trustee to
       -----------------------
insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of their right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

       Section 7.6 - Notice of Default. The Company shall provide written
       -------------------------------
notice to the Trustee immediately if it becomes aware of the occurrence of any Event of Default hereunder or of any fact, condition or event which, with the giving of notice or passage of time or both, would become an Event of Default.

                                 ARTICLE VIII
                                 MISCELLANEOUS

       Section 8.1 - Term of Aqreement. This Agreement shall be and remain
       -------------------------------
in full force and effect from the date of delivery of the Bonds to the Original Purchaser until such time as all of the Bonds shall have been fully paid (or provision made for such payment) pursuant to the Indenture and all other sums payable by the Company under this Agreement and the Project Note shall have been paid, except for obligations of the Company under Sections 4.2 and 5.5 hereof, which shall survive any termination of this Agreement.

       Notwithstanding any termination of this Agreement, any payment of any or all of the Bonds or any discharge of the Indenture, if a Determination of Taxability (as





AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
defined in the Indenture) shall occur with respect to the Bonds, the Company shall pay all additional amounts it is required to pay under subsection 5.01(b) of the Indenture at the time provided therein.

       Section 8.2 - Amounts Remaining in Funds. Any amounts in the Bond
       ----------------------------------------
Fund remaining unclaimed by the Holders of the Bonds for two (2) years after the due date thereof (whether at stated maturity, by redemption or otherwise), at the option of the Company, shall be deemed to belong to and shall be paid, at the written request of the Company, to the Company by the Trustee as overpayment of Loan Payments. With respect to that principal of and any premium and interest on the Bonds to be paid from moneys paid to the Company pursuant to the preceding sentence, the Holders of the Bonds entitled to those moneys shall look solely to the Company for the payment of those moneys. Further, any amounts remaining in the Bond Fund, the Project Fund and any other special funds or accounts created under this Agreement or the Indenture after all of the outstanding Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and all other amounts required to be paid under this Agreement, the Project Note, and the Indenture have been paid, shall be paid to the Company to the extent that those moneys are in excess of the amounts necessary to effect the payment and discharge of the outstanding Bonds.

       Section 8.3 -  Notices. All notices, certificates, requests or other
       ----------------------
communications hereunder shall be in writing to the respective party's Notice Address and shall be deemed to be sufficiently given: (a)three (3) days after mailing by certified mail, first class postage prepaid; (b) two (2) Business Days after sending by expedited overnight delivery service; (c) the date of receipt, if delivered by personal delivery; and (d) if sent by facsimile transmission, the date of transmission, if receipt of such transmission is telephonically confirmed on such day. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company or the Trustee shall also be given to the others. The Company, the Issuer and the Trustee, by notice given hereunder, may designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

       Section 8.4 - Extent of Covenants of the Issuer; No Personal
       ------------------------------------------------------------
Liability. All covenants, obligations and agreements of the Issuer contained in
---------
this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer in other than her/his official capacity, and no official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants,




AIDEA/Exempt Feciliiy Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement
obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

       Section 8.5 - Binding Effect. This Agreement shall inure to the
       ----------------------------
benefit of and shall be binding in accordance with its terms upon the Issuer, the Company and their respective permitted successors and assigns provided that this Agreement may not be assigned by the Company (except in connection with a sale or transfer of assets pursuant to Section 5.3 hereof) and may not be assigned by the Issuer except to the Trustee pursuant to the Indenture or as otherwise may be necessary to enforce or secure payment of Bond Service Charges. This Agreement may be enforced only by the parties, their assignees and others who may, by law, stand in their respective places.

       Section 8.6 - Amendments and Supplements. Except as otherwise
       ----------------------------------------
expressly provided in this Agreement or the Indenture, subsequent to the issuance of the Bonds and prior to all conditions provided for in the Indenture for release of the Indenture having been met, this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of Article XII of the Indenture, as applicable.

       Section 8.7 - Execution in Counterparts. This Agreement may be
       ---------------------------------------
executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

       Section 8.8 - Severability. If any provision of this Agreement or any
       --------------------------
covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, that determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

       Section 8.9 - Governing Law. This Agreement shall be deemed to be a
       ---------------------------
contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

       Section 8.10 - Continuing Disclosure. The Company acknowledges and
       ------------------------------------
agrees that, should the Bonds become subject to Rule 15c2-12 of the Securities and Exchange Commission (the "Rule"), the Issuer will not be an "obligated person" (as defined in the Rule as of the date of execution of this Agreement) with respect to the Bonds and represents that the Company and the Guarantor currently are the only



AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

"obligated persons" (as defined in the Rule as of the date of execution of this Agreement) with respect to the Bonds for purposes of the Rule. The Company hereby covenants that at such time as the Bonds become subject to the Rule, as it may be amended from time to time, it will enter into and will cause any other "obligated person" (as defined in the Rule at such time) with respect to the Bonds to enter into such written undertakings as may be required under paragraph (b)(5) of the Rule, or any successor provision thereto.



AIDEA/Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997
Loan Agreement

       IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be duly executed in their respective names, all as of the date hereinbefore written.

                               ALASKA INDUSTRIAL DEVELOPMENT
                               AND EXPORT AUTHORITY

                               By: /s/ D. Randy
                                  ----------------------
                               Title: Executive Director


[SEAL]
                               FAIRBANKS GOLD MINING, INC,

                               By: /s/ Leland O. Erdahl
                                  ----------------------
                               Title: Vice President and Treasurer

                                   EXHIBIT B

                       DESCRIPTION OF PROJECT FACILITIES
                       ---------------------------------

The Project comprises the acquisition, purchase, equipping, improvement and construction of a tailings disposal and embankment system along with a cyanide detoxification facility at the Fort Knox gold mine (located in the Fairbanks North Star Borough, 15 miles northeast of Fairbanks, Alaska).

                                                                         10.1(b)
================================================================================






                           REIMBURSEMENT AGREEMENT

                                    BETWEEN

                          FAIRBANKS GOLD MINING, INC.


                                      AND

                          UNION BANK OF SWITZERLAND,
                                NEW YORK BRANCH


                             ---------------------


                            Dated as of May 1, 1997


                             ---------------------






================================================================================

                               TABLE OF CONTENTS



ARTICLE I LETTER OF CREDIT; PLEDGE OF BONDS


         Section 1.01.            Agreement to Issue the Letter of
                                  Credit ............................    1
         Section 1.02.            Reimbursement and Other Payments...    2
         Section 1.03.            Obligations Absolute ..............    4
         Section 1.04.            Pledge of Bonds ...................    5
         Section 1.05.            Credit for Amount Paid on Bonds....    6

ARTICLE II CONDITIONS PRECEDENT

         Section 2 01.            Opinion of Counsel ................    6
         Section 2 02.            No Default ........................    6
         Section 2 03.            Representations and Warranties.....    6
         Section 2 04.            Officers' Certificates ............    6
         Section 2 05.            Operative Documents ...............    7
         Section 2 06.            Guaranty ..........................    7
         Section 2 07.            Pledge Agreement ..................    7
         Section 2 08.            Opinion of Bond Counsel ...........    7
         Section 2 09.            Proceedings .......................    7
         Section 2 10.            Payment of Fees ...................    7

ARTICLE III REPRESENTATIONS AND WARRANTIES

         Section 3 01.            Due Incorporation, Etc ............   8
         Section 3 02.            Due Authorization, Etc ............   8
         Section 3 03.            Approvals .........................   8
         Section 3 04.            Enforceability ....................   9
         Section 3 05.            Operative Documents ...............   9
         Section 3 06.            Financial Statements ..............   9
         Section 3 07.            Actions Fending ...................   9
         Section 3 08.            Taxes .............................   9
         Section 3 09.            Compliance with Laws ..............   10

ARTICLE IV COVENANTS

         Section 4.01.            Financial Statements of the
                                  Company ..........................    10
         Section 4.02.            Compliance with Agreements .......    11
         Section 4.03.            Inspection .......................    11
         Section 4.04.            Company to Maintain Its Corporate
                                  Existence ........................    12
         Section 4.05.            Compliance with Laws .............    12
         Section 4.06.            Certain Notices ..................    12


                                      (i)

                                                                      Page
        Section 4.07.           Redemption of Bonds ................. 12

ARTICLE V EVENTS OF DEFAULT

        Section 5.01.           Events of Default ................... 13
        Section 5.02.           No Remedy Exclusive ................. 14

ARTICLE VI DEFINITIONS

        Section 6.01.           Certain Defined Terms ............... 15

ARTICLE VII MISCELLANEOUS

        Section 7.01.           Payment of Expenses, Etc ...........  19
        Section 7.02.           Actions Relating to the Letter of
                                Credit .............................  20
        Section 7.03.           Certain Agreements .................  20
        Section 7.04.           Amendment and Waiver ...............  20
        Section 7.05.           Governing Law ......................  20
        Section 7.06.           Notices ............................  20
        Section 7.07.           Waiver .............................  21
        Section 7.08.           Table of Contents; Descriptive
                                Headings ...........................  21
        Section 7.09.           Benefit of Agreement ...............  21
        Section 7.10.           Counterparts; Entire Agreement......  22
        Section 7.11.           Consent to Jurisdiction and venue...  22
        Section 7.12.           Consent of Bank ....................  22


EXHIBITS

Exhibit A    -     Form of Letter of Credit
Exhibit B-1  -     Form of Opinion of Counsel to the Company
Exhibit B-2  -     Form of Opinion of Willkie Farr &
                     Gallagher
Exhibit B-3  -     Form of Opinion of Counsel to the
                     Guarantor
Exhibit B-4  -     Form of Opinion of Sullivan & Cromwell
Exhibit C-1  -     Form of Company Officers' Certificate
Exhibit C-2  -     Form of Guarantor Officers' Certificate
Exhibit D    -     Form of Guaranty
Exhibit E    -     Form of Pledge and Security Agreement

                                     (ii)

REIMBURSEMENT AGREEMENT dated as of May 1, 1997 between FAIRBANKS GOLD MINING, INC., a Delaware corporation (the "Company") and UNION BANK OF SWITZERLAND, NEW YORK BRANCH, a branch licensed to do business under the laws of the State of New York of a corporation organized under the laws of Switzerland (the "Bank").

                             W I T N E S S E T H :
                              - - - - - - - - - -

                 WHEREAS, the Alaska Industrial Development and Export Authority (the "Issuer"), pursuant to a Trust Indenture dated as of May 1, 1997 (as amended and supplemented from time to time, the "Indenture") between the Issuer and The First National Bank of Chicago, as trustee (the "Trustee"), is issuing $71,000,000 aggregate principal amount of its Exempt Facility Revenue Bonds (Fairbanks Gold Mining, Inc. Project) Series 1997 (the "Bonds"); and

                 WHEREAS, the proceeds of the Bonds will be loaned by the Issuer to the Company pursuant to a Loan Agreement dated as of May 1, 1997 (as amended and supplemented from time to time, the "Loan Agreement") and will be used, among other things, to finance the cost of the acquisition, construction, improvement and equipping of the Project (as defined in the Loan Agreement); and

                 WHEREAS, as security for the payment of the Bonds, the Company desires the Bank to issue an irrevocable letter of credit in favor of the Trustee to support certain payments of the Company with respect to the Bonds, and the Bank is willing to issue such letter of credit on the terms and conditions herein contained;

                 NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       LETTER OF CREDIT; PLEDGE OF BONDS

                 Section 1.01. Agreement to Issue the Letter of Credit. The
                               ---------------------------------------
Bank agrees with the Company, on the terms and subject to the conditions herein set forth, to issue to the Trustee on the Closing Date a letter of credit substantially in the form of Exhibit A hereto attached (the "Letter of Credit") in the face amount of $72,307,179 (as it may be reduced from time to time, hereinafter sometimes referred to as the "LC Commitment").

                 Section 1.02. Reimbursement and Other Payments. (a) The
                               --------------------------------
Company hereby agrees to pay to the Bank: (i) by the close of business on the Business Day that any payment by the Bank is made with respect to any drawing other than a C Drawing upon the Letter of Credit, the amount (and interest on such amount as provided in clause (iv) below) of such drawing; (ii) with respect to any C Drawing made pursuant to Section 4.05 of the Indenture, by the close of business on the Business Day that any payment by the Bank is made with respect to such drawing, the amount (and interest on such amount as provided in clause (iv) below) of such drawing, and with respect to any C Drawing made pursuant to Section 4.01 or Section 4.03 of the Indenture, on the earlier to occur of (A) 180 days following such C Drawing, (B) the date the Bonds for which such C Drawing was made are remarketed and (C) the Termination Date, the amount of such drawing, together with interest on such amount from the date of such drawing until due at a fluctuating per annum rate equal to the Base Rate, payable quarterly in arrears on the first day of each January, April, July and October and on the date of payment of such amount (and interest on all such amounts as provided in clause (iv) below); (iii) upon each drawing upon the Letter of Credit a sum (and interest on such sum as provided in clause (iv) below) equal to $250; (iv) interest on any and all amounts remaining unpaid hereunder from the date such amounts become due until payment in full (after as well as before judgment), payable on demand, at a fluctuating per annum rate equal to the Base Rate plus two percent (2%); and (v) upon reasonable notice from the Bank, any and all reasonable out-of-pocket charges and expenses which the Bank may pay or incur relative to the Letter of Credit and any and all reasonable expenses incurred by the Bank in enforcing any rights under this Agreement.

                  (b) The Company hereby agrees to pay to the Bank an annual commission (the "Letter of Credit Fee") with respect to the LC Commitment equal to the product of the LC Fee Percentage times the LC Commitment, computed on a daily basis. The Letter of Credit Fee shall be payable in arrears on December, March and June thereafter and on the Termination Date.

The Company further agrees to pay to the Bank the fees and other amounts set forth in the Fee Letter.

                  (c) Interest and the Letter of Credit Fee payable hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  (d) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or in United States or Switzerland generally accepted accounting principles, shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or (ii) impose on the Bank any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (i) or (ii) of this Section 1.02(d) shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Bank, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts which in the aggregate shall be sufficient to compensate the Bank for such increased cost from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in clause (iv) of Section 1.02(a). In addition, if a determination is made by the Bank in its sole discretion that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directire regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of the Bank's obligations under this Agreement or the Letter of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance, then, upon demand by the Bank, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts which in the aggregate shall be sufficient to compensate the Bank for such reduction, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in clause (iv) of Section 1.02(a). A certificate setting forth in reasonable detail any amount required to be paid by the Company pursuant to this Section
1.02(d) submitted by the Bank to the Company shall be conclusive, absent manifest error.

                  (e) All payments by the Company to the Bank hereunder shall be made in lawful currency of the United States by wire transfer of immediately available funds to the Bank's Federal Reserve Bank of New York account, ABA No. 026008439 (or to such other account as the Bank shall designate in writing to the Company), and noting "payment with respect to Irrevocable Letter of Credit No. SBY504662 issued on behalf of Fairbanks Gold Mining, Inc.", or by any other method as may be agreed to by the Company and the Bank. If any such payment becomes due and payable on a day other than a Business Day, the same shall be payable on the next succeeding Business Day with the same effect as if made on the nominal date for payment. As used in this Agreement, "Business Day" shall mean (a) a day on which the Bank (at its notice address) is open for the purpose of conducting a commercial banking business and (b) a day on which banking institutions in New York, New York, generally are open for the purpose of conducting a commercial banking business.

                 Section 1.03. Obligations Absolute. The obligations of the
                               --------------------
Company under this Agreement shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, notwithstanding, without limitation, the following:

              (a) any lack of validity or enforceability of the Letter of Credit, any Operative Document, any Bond or any other agreement or instrument relating thereto;

              (b) any amendment or waiver of or any consent to departure from any Bond or any Operative Document;

              (c) the existence of any claim, setoff, defense or other right which the Company may have at any time against the Trustee, any beneficiary, assignee or transferee of the Letter of Credit (or any Person for whom such Trustee or any such beneficiary, assignee or transferee may be acting), the Bank (other than the defense of payment to the Bank in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any Operative Document, the Bonds or any unrelated transaction;

              (d) any statement or any document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement or information therein being untrue or inaccurate in any respect whatsoever;

              (e) payment by the Bank under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit, provided that such payment shall not have constituted gross negligence, bad faith or willful misconduct of the Bank;

              (f) any obligation of the Company for present or future taxes, withholdings, impost, duty, levy or other deductions; and

              (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or happening shall not have been the result of gross negligence, bad faith or willful misconduct of the Bank.

                 Section 1.04. Pledge of Bonds. As security for the payment
                               ---------------
of the obligations of the Company pursuant to Section 1.02(a)(ii) above, the Company will pledge to the Bank, and grant to the Bank a security interest in, its right, title and interest in and to Bonds delivered to the Trustee or the Paying Agent for the account of the Bank in connection with any C Drawing (herein called "Pledged Bonds"), pursuant to a pledge and security agreement in the form of Exhibit B attached hereto (the "Pledge Agreement"). Any amounts from time to time owing to the Bank pursuant to Section 1.02(a) (ii) above may be prepaid (a) at any time by the Company on one Business Day's notice stating the amount to be prepaid (which shall be $5,000 or a whole multiple thereof) and (b) at any time on behalf of the Company on one Business Day's notice from the Company directing the Bank to deliver a specified principal amount of Pledged Bonds held by or on behalf of the Bank for sale pursuant to Section
4.08 of the Indenture. Upon payment to the Bank of the amount to be prepaid pursuant to clause (a) or (b) above, together with accrued interest, as set forth in Section 1.02(a) (ii), to the date of such prepayment on the amount to be prepaid, the outstanding obligations of the Company under Section 1.02 above shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid and the Bank shall release from the pledge and security interest created by the Pledge Agreement a principal amount of Pledged Bonds equal to the amount of such prepayment; provided, however, that prior
                                        -----------------
such release from the pledge and security interest created by the Pledge Agreement of Bonds delivered to or on behalf of the Bank in connection with a C Drawing, the Company shall have paid to the Bank the amount owing in respect of
the D Drawing, if any, made in conjunction with such C Drawing.    Such Bonds
shall be delivered to the Company, in the event of a prepayment pursuant to clause (a) above, or to the Paying Agent pursuant to Sections 4.06 and 4.08 of the Indenture, in the event of a prepayment pursuant to clause (b) above, as appropriate.

                 Section 1.05. Credit for Amount Paid on Bonds. The Company
                               -------------------------------
shall receive a credit against its payment obligations pursuant to Section 1.02(a) (ii) to the extent of any amounts actually paid to the Bank in respect of any principal or interest due on any Pledged Bonds.

                                  ARTICLE II

                             CONDITIONS PRECEDENT

                 This Agreement shall become effective, and the Bank will issue the Letter of Credit, on May 22, 1997 (the "Closing Date"), provided that all of the following conditions are met:

                 Section 2.01. Opinion of Counsel. There shall have been
                               ------------------
delivered to the Bank opinions of counsel to the Company or the Guarantor, each dated the Closing Date and substantially in the form of Exhibits B-l, B-2, B-3 and B-4 hereto attached.

                 Section 2.02. No Default. On the Closing Date and after
                               ----------
giving effect to the issuance of the Letter of Credit, there shall exist no Event of Default or Default.

                 Section 2.03. Representations and Warranties. On the
                               ------------------------------
Closing Date and after giving effect to the issuance of the Letter of Credit, all representations and warranties of the Company contained herein or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such time.

                 Section 2.04. Officers' Certificates. The Bank shall have
                               ----------------------
received a certificate, dated the Closing Date, signed by the President or any Vice President of each of the

Company and the Guarantor and attested to by the Secretary or any Assistant Secretary of the Company and the Guarantor, respectively, in the form of Exhibit C-1 and Exhibit C-2, respectively, hereto attached with appropriate insertions, together with copies of the Certificates of Incorporation and By-Laws of the Company and the Guarantor, as applicable, and the resolutions of the Company and the Guarantor, as applicable, referred to in such certificate.

                 Section 2.05. Operative Documents. The Company shall have
                               -------------------
delivered to the Bank a copy of each Operative Document, certified by the Company to be in the form of such Operative Document in effect on the Closing Date.

                 Section 2.06. Guaranty. Cyprus Amax Minerals Company (the
                               --------
"Guarantor") shall have executed and delivered to the Bank a guaranty in the form of Exhibit D hereto attached (the "Guaranty").

                 Section 2.07. Pledge Agreement. The Company shall have
                               ----------------
executed and delivered the Pledge Agreement.

                 Section 2.08. Opinion of Bond Counsel.    There shall have
                               -----------------------
been delivered to the Bank an opinion (or a signed copy of such opinion together with a satisfactory reliance letter) of Wohlforth, Argetsinger, Johnson & Brecht, P.C., Bond Counsel, dated the Closing Date and in form and substance satisfactory the Bank, to the effect that the Bonds are legal, valid and binding obligations of the Issuer and that interest on the Bonds is not includible in gross income for federal income taxes under existing statutes, regulations and rulings.

                 Section 2.09. Proceedings. All corporate and other
                               -----------
proceedings in connection with the transactions contemplated by this Agreement, the Operative Documents and the Letter of Credit shall be reasonably satisfactory in substance and form to the Bank and its counsel, and the Bank and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Bank or such counsel may reasonably request.

                 Section 2.10. Payment of Fees. The Company shall have paid
                               ---------------
to the Bank all fees due to the Bank on the Closing Date as set forth or referenced in Section 1.02(b).

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

                 In order to induce the Bank to enter into this Agreement and to issue the Letter of Credit, the Company makes the following representations and warranties to the Bank, which shall survive the execution and delivery of this Agreement and the Letter of Credit, regardless of any investigation made by or on behalf of the Bank:

                 Section 3.01. Due Incorporation, Etc. The Company is a
                               ----------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing under the laws of Alaska and has all requisite corporate power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement and each Operative Document to which it is a party.

                 Section 3.02. Due Authorization, Etc. The execution,
                               ----------------------
delivery and performance by the Company of this Agreement has been duly authorized by the Company and, except where such violation, breach or default would not have a material adverse effect on such execution, delivery and performance, do not (a) result in any violation by the Company of any provision of any law, rule, regu1ation (including, without limitation, Regulation G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or of the Certificate of Incorporation or By-Laws of the Company or (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected.

                 Section 3.03. Approvals. No consent, approval or other
                               ---------
action by or any notice to or filing with any court or administrative or governmental body which has not been obtained, made or waived as the case may be, is necessary for the valid execution, delivery or performance by the Company of this Agreement, other than such consents, approvals, notices, filings or other actions that, if not obtained or made, would not have a material adverse effect on the execution, delivery or performance by the Company of this Agreement.

                 Section 3.04. Enforceability. This Agreement constitutes a
                               --------------
legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (b) equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 Section 3.05. Operative Documents. The Company makes each
                               -------------------
of the representations and warranties made by it in any of the Operative Documents to and for the benefit of the Bank as if the same were set forth at length in this Agreement.

                 Section 3.06. Financial Statements. The Company has
                               --------------------
furnished the Bank with a consolidated balance sheet of the Company as at March 31, 1997, certified by the Controller of the Company. Such balance sheet (including any related schedules and/or notes) was internally prepared on a basis consistent with financial statements of the Company. The balance sheet fairly presents the financial condition of the Company and its consolidated Subsidiaries as at the date thereof. There has been no material adverse change in the business, financial condition or operations of the Company and its consolidated Subsidiaries since March 31, 1997.

                 Section 3.07. Actions Pending. There is no action,
                               ---------------
suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its properties as to which there is a significant likelihood of an adverse determination and which, if adversely determined, might result in any material adverse change in the business, financial condition or operations of the Company or which involves the possibility of materially adversely affecting the ability of the Company to comply with this Agreement or any of the other Operative Documents to which the Company is a party.

                 Section 3.08. Taxes. The Company has filed all federal,
                               -----
state and local income tax returns which are required to be filed, and has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings with respect to which the Company shall have set aside on its books such reserves as are required by GAAP as in effect at the time such reserves are made.

                 Section 3.09. Compliance with Laws. The Company is in
                               --------------------
compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including, without limitation, all applicable statutes, regulations, orders and restrictions relating to environmental standards and controls or ERISA, except where such failure to comply would not have a material adverse effect on the business, financial condition or operations of the Company.

                                  ARTICLE IV

                                   COVENANTS

                 Section 4.01. Financial Statements of the Company. The
                               -----------------------------------
Company covenants that, so long as the Letter of Credit or any obligation of the Company to the Bank hereunder remains outstanding, it will deliver to the
Bank:

              (a) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a consolidated profit and loss statement of the Company and its Subsidiaries for such quarterly period and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period (including any related schedules and/or notes), all to be prepared on a basis consistent with financial statements of the Company and certified by the Controller of the Company, provided that such profit and loss statement shall first be provided at the end of the fiscal quarter in which the Company first begins commercial production;

              (b) as soon as practicable and in any event within 100 days after the end of each fiscal year, a consolidated profit and loss statement of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case corresponding figures from the preceding fiscal year, all prepared on a basis consistent with financial statements of the Company and certified by the Controller of the Company, provided that such profit and loss statement shall first be provided at the end of the fiscal year in which the Company first begins commercial production; and

               (c) with reasonable promptness, such other financial data as the Bank may reasonably request.

Together with each delivery of financial statements required by clause (a) or (b) above, the Company will deliver to the Bank an officer's certificate stating that there exists no Event of Default, or, if any such Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto. The Company also covenants that forthwith upon the President or chief financial officer of the Company obtaining knowledge of an Event of Default, it will deliver to the Bank an officer's certificate specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. The Bank is hereby authorized to deliver a copy of any financial statement delivered to the Bank pursuant to this Section 4.01 to any regulatory body having jurisdiction over the Bank.

                 Section 4.02. Compliance with Agreements. The Company
                               --------------------------
covenants that, so long as the Letter of Credit or any obligation of the Company to the Bank hereunder remains outstanding, it will observe and perform all of its obligations under this Agreement and the other Operative Documents to which it is a party. The Company will not amend or otherwise modify, or agree to the amendment, modification or termination of, any of the Bonds or the Operative Documents, without the consent of the Bank, which consent shall not be unreasonably withheld.

                 Section 4.03. Inspection. The Company covenants that, so
                               ----------
long as the Letter of Credit or any obligation of the Company to the Bank hereunder remains outstanding, it will permit any Person designated by the Bank in writing at the Bank's expense to visit and inspect any of the properties of the Company and its Subsidiaries (including, without limitation, the Project), to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company, all at such reasonable times and as often as the Bank may reasonably request, provided that (i) each such Person obtaining information shall hold all information obtained in strict confidence and (ii) this Section 4.03 shall not require the Company or any of its Subsidiaries to permit access to records which it is prohibited from disclosing by law or by the terms of any confidentiality agreement to which it is a party and by which it is bound; provided that the Company or any such Subsidiary, as the case may be, shall use its best efforts to obtain a waiver of any such prohibition in any such agreement.

                 Section 4.04. Company to Maintain Its Corporate Existence.
                               -------------------------------------------
The Company covenants that, so long as the Letter of Credit or any obligation of the Company to the Bank hereunder remains outstanding, it will not dissolve or otherwise dispose of all or substantially all of its assets, and (unless the surviving corporation following any consolidation or merger is a subsidiary of Amax Gold Inc.) will not, without the prior consent of Bank, such consent not to be unreasonably withheld, consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it.

                 Section 4.05. Compliance with Laws. The Company covenants
                               --------------------
that, so long as the Letter of Credit or any obligation of the Company to the Bank hereunder remains outstanding, it will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including, without limitation, all applicable statutes, regulations, orders and restrictions relating to environmental standards and controls or ERISA, except where such failure to comply would not have a material adverse effect on the business, financial condition or operations of the Company.

                 Section 4.06. Certain Notices. The Company covenants
                               ---------------
that, so long as the Letter of Credit or any obligation of the Company to the Bank hereunder remains outstanding, it will furnish to the Bank a copy of any material notice, certification, demand or other writing or communication given or received by the Company in connection with the Bonds or any Operative Document, in each case promptly after the giving or receipt thereof.

                 Section 4.07. Redemption of Bonds. The Company covenants
                               -------------------
that, so long as the Letter of Credit or any obligation of the Company to the Bank hereunder remains outstanding, it will not take any action to cause a redemption of any of the Bonds without the prior written consent of the Bank, such consent not to be unreasonably withheld.

                                   ARTICLE V

                               EVENTS OF DEFAULT

                 Section 5.01. Events of Default. If any of the following
                               -----------------
events (each an "Event of Default") shall occur and be continuing:

              (a) the Company shall fail to make any payment required to be made by it in connection with an A Drawing or a C Drawing upon the Letter of Credit when due hereunder, or the Company shall fail to make any other payment required to be made by it within three Business Days of the date such payment is due hereunder (including, without limitation, pursuant to Section 1.02);

              (b) any representation or warranty made by the Company in this Agreement or in any of the other Operative Documents shall be false in any material respect on the date as of which made;

              (c) the Company shall fail to perform or observe any of its obligations under Article IV or with respect to any other material term, covenant or agreement contained in this Agreement, and any such failure remains unremedied for 30 days after such failure shall first become known to any executive officer of the Company; provided, however, that such grace period
                                  -----------------
shall be extended for up to 90 days if the Company is diligently pursuing a cure to such default;

              (d) the Company fails to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any indebtedness of the Company for borrowed money, or the maturity of any such indebtedness is accelerated, if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated aggregates $5,000,000 or more at any time;

              (e) the Company pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case, admits in writing its inability to pay its debts generally as they become due, consents to the appointment of a Custodian of it or for all or substantially all of its property or makes a general assignment for the benefit of its creditors, or has an involuntary case filed against it, or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or the Guarantor in an involuntary case, appoints a Custodian of the Company or the Guarantor for all or substantially all of its property or orders the liquidation of the Company or the Guarantor and such order or decree remains unstayed and in effect for more than 120 days;

              (f) the Guaranty shall cease to be in full force and effect;

              (g) the occurrence of an "Event of Default" as defined in any Operative Document if such Event of Default is continuing three Business Days after its occurrence; or

              (h) one or more judgments or decrees shall be entered against the Company involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged or bonded pending appeal within 90 days after the entry thereof;

then, and in any such event, the Bank may, in its sole discretion, but shall not be obligated to, (i) by notice to the Company, declare all amounts payable by the Company hereunder (including, without limitation, amounts payable pursuant to Section 1.02, regardless of whether such amounts are then due and notwithstanding that any drafts payable under any Letter of Credit may not then have been drawn, negotiated or presented) to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, and/or (ii) give notice to the Trustee as provided in Section 4.05(a)
(2) (i) of the Indenture that the Interest Component of the Letter of Credit will not be reinstated, and/or (iii) by notice to the Trustee, exercise its right to terminate the Letter of Credit as provided in Section 4.05(a)(2)(ii) of the Indenture and/or (iv) exercise any or all of its rights and remedies otherwise available at law or in equity.

                 Section 5.02. No Remedy Exclusive.    No remedy herein
                               ------------------
conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Bank in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

                                  ARTICLE VI

                                  DEFINITIONS

                 Section 6.01. Certain Defined Terms. In addition to the
                               ---------------------
terms defined elsewhere in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             "A Drawing" shall have the meaning given to such term in the
              ---------
Letter of Credit.

              "Agreement" shall mean this Reimbursement Agreement as the
               ---------
same may be amended, supplemented or otherwise modified.

             "Bankruptcy Law" shall mean Title 11 of the United States Code
              --------------
or any similar Federal, state or foreign law for the relief of debtors.

              "Base Rate" means a fluctuating rate of interest per annum
               ---------
equal to the higher of (a) the rate of interest most recently announced by the Bank at its New York Branch as its prime rate for Dollar loans; and (b) the Federal Funds Rate most recently determined by the Bank plus 1/2%. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Bank in connection with extensions of credit. Any change in the interest rate resulting from a change in the Base

Rate to be effective on the date each such change is announced or determined by the Bank.

             "C Drawing" shall have the meaning given to such term in the
              ---------
Letter of Credit.

             "Closing Date" shall have the meaning given to such term in the
              ------------
preamble to Article II.

             "Custodian" shall mean any receiver, trustee, assignee,
              ---------
liquidator or similar official under any Bankruptcy Law.

             "D Drawing" shall have the meaning given to such term in the
              ---------
Letter of Credit.

              "Default" shall mean any event which with notice or lapse of
               -------
time, or both, or the happening of any further condition, event or act, would become an Event of Default.

              "ERISA" shall mean the Employee Retirement Income Security Act
               -----
of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

             "Federal Funds Rate" shall mean, for any period, the rate per
              ------------------
annum at which the Bank, as a branch of a foreign bank, in its sole discretion, can acquire federal funds in the interbank federal funds market, including through brokers of recognized standing.

              "Fee Letter" shall mean the letter dated November 13, 1996
               ----------
from Union Bank of Switzerland, Houston Agency to Fairbanks Gold Mining Inc. setting forth, among other things, fees payable to the Bank in connection with this Agreement.

              "GAAP" shall mean generally accepted accounting principles.
               ----
             "Guarantor. shall have the meaning given to such term in
              ---------
Section 2.06.

             "Guaranty" shall have the meaning given to such term in Section
              --------
2.06.

             "Interest Component." shall have the meaning given to such term
              ------------------
in the Letter of Credit.

             "LC Commitment" shall have the meaning given to such term in
              -------------
Section 1.01.

             "LC Fee Percentage" shall mean on any date the applicable
              -----------------
percentage set forth below based upon the ratings applicable on such date to the Guarantor's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money ("Index Debt"):

Rating Catagory                              LC Fee Percentage
--------------                               ----------------
Category 1                                         0.300%
----------
A- or higher by S&P;
A3 or higher by Moody's

Category 2                                         0.350%
----------
BBB+ by S&P;
Baal by Moody's

Category 3                                         0.400%
----------
BBB by S&P;
Baa2 by Moody's


Category 4                                         0.450%
----------
BBB- by S&P;
Baa3 by Moody's

Category 5                                         0.625%
----------
BB+ by S&P;
Bal by Moody's

Category 6                                         1.000%
----------
BB or lower S&P;
Ba2 or lower by Moody's

For purposes of the foregoing, (i) if the ratings for Index Debt established or deemed to have been established by Moody's and S&P shall fall within different Categories, the LC Fee Percentage shall be determined by reference to the numerically higher of such Categories; (ii) if Moody's or S&P shall not have in effect a rating for Index Debt due (a) to the creditworthiness of the Guarantor or (b) to any act or failure to act on the part of the Guarantor, then the LC Fee Percentage shall be determined by reference to Category 6; and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the LC Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall no longer have in effect a rating for Index Debt (other than for one of the reasons referred to in clause (ii) above), the Guarantor and the Bank shall negotiate in good faith to amend the reference to specific ratings in this definition to reflect such changed rating system or the nonavailability of ratings from such rating agency.

             "Letter of Credit" shall have the meaning given to such term in
              ----------------
Section 1.01.

             "Letter of Credit Fee" shall have the meaning given to such
              --------------------
term in Section 1.02(b).

             "Moody's" shall mean Moody's Investors Service, Inc.
              -------

             "Operative Documents" shall mean this Agreement, the Loan
              -------------------
Agreement, the Indenture, the Pledge Agreement, the Guaranty and the Remarketing Agreement.

             "Paying Agent" shall have the meaning specified in the
              ------------
Indenture.

              "Person" shall mean and include any of an individual, a
               ------
partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

             "Pledge Agreement" shall have the meaning given to such term in
              ----------------
Section 1.04.

             "Pledged Bonds" shall have the meaning given to such term in
              -------------
Section 1.04.

             "Remarketing Agent" shall have the meaning specified in the
              -----------------
Indenture.

              "Remarketing Agreement" shall mean the Remarketing Agreement
               ---------------------
dated as of date hereof between the Company and the Remarketing Agent, as defined in the Indenture.

              "S&P" shall mean Standard & Poor's Ratings Services, a
               ---
division of The McGraw-Hill Companies, Inc.

              "Subsidiary" shall mean any corporation of which at least a
               ----------
majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries.

             "Termination Date" shall mean the date the Letter of
              ----------------
Credit terminates or expires in accordance with its terms.

                                  ARTICLE VII

                                 MISCELLANEOUS

                 Section 7.01. Payment of Expenses. Etc. The Company
                               -------------------------
agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Bank harmless against liability for the payment of, all reasonable out-of-pocket costs and expenses arising in connection with this transaction, including, without limitation, the enforcement of, or the preservation of, any rights under this Agreement and the Letter of Credit, any modification or consent under such documents and instruments, the reasonable fees and expenses of White & Case, counsel for the Bank, and all stamp, recording and documentary taxes (including interest and penalties, if any) which may be payable in respect of such documents. The Company also agrees to indemnify, defend and hold the Bank harmless from and against all liability (including, without limitation, interest, penalties and all reasonable attorneys' fees) to which the Bank may become subject insofar as such liability arises out of or is based upon a suit, proceeding or governmental action brought or taken in connection with any Operative Document, the issuance or sale of any Bond or the use (or the proposed or potential use) of the proceeds of any drawing under the Letter of Credit, except any such liability resulting from the Bank's gross negligence, bad faith or willful misconduct.

                 Section 7.02. Actions Relating to the Letter of Credit. Any
                               ----------------------------------------
action taken or omitted by the Bank, under or in connection with the Letter of Credit or draft or document relating thereto, if taken or omitted without gross negligence, bad faith or willful misconduct, shall be binding upon the Company and shall not put the Bank under any resulting liability to the Company. The Company hereby agrees at all times to protect, indemnify and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which the Bank may, at any time, sustain or incur by reason of, in consequence of or arising out of the issuance of the Letter of Credit, other than as a result of the Bank's gross negligence, bad faith or willful misconduct. The Bank shall not, in any way, be liable for any failure by the Bank to pay any draft under the Letter of Credit as a result of any act of a governmental authority or any other cause beyond the control of the Bank. The obligations of the Company under Section 7.01 and this Section 7.02 shall survive the payment of the Bonds and the termination of this Agreement and the Letter of Credit.

                 Section 7.03. Certain Agreements. It is understood that the
                               ------------------
Bank shall have no responsibility for any of the Operative Documents or the Bonds, including the validity and sufficiency thereof.

                 Section 7.04  Amendment and Waiver.  This Agreement and each
                               --------------------
provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the parties hereto.

                 Section 7.05. Governing Law. THIS AGREEMENT SHALL BE
                               -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERET0 SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 Section 7.06. Notices. Except as provided herein, all
                               -------
notices, requests, demands or other communications to or upon the respective parties hereto shall be made by hand, mail, telegram, telex or telecopier and shall be deemed to have been given or made only upon receipt, addressed, if to the Company, to #1 Fort Knox Road, P.O. Box 73726, Fairbanks, Alaska
99707-3726 (telecopier no. 907-490-2290), Attention: Vice President and General Manager, with copies to (i) Amax Gold Inc., 9100 East Mineral Circle, Englewood, Colorado 80112 (telecopier no. 303-643-5507), Attention: General Counsel and (ii) Cyprus Amax Minerals Company, 9100 East Mineral Circle, Englewood, Colorado 80112 (telecopier no. 303-643-5269), Attention: Treasurer, and if to the Bank, to its New York Branch at 299 Park Avenue, New York, New York 10171 (telecopier no. 212-821-3891), Attention: Letter of Credit Department, with a copy to its Houston Agency at 1100 Louisiana, Suite 4500, Houston, Texas 77002 (telecopier no. 713-655-6555), Attention: Dan O. Boyle, Managing Director, or to such other address or number with respect to either party hereto as such party shall notify the other in writing.

                 Section 7.07. Waiver. No failure or delay on the part of
                               ------
the Bank in exercising any right, power or privilege under this Agreement or the Letter of Credit and no course of dealing between the Company and the Bank shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand.

                 Section 7.08. Table of Contents; Descriptive Headings. The
                               ---------------------------------------
table of contents and descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                 Section 7.09. Benefit of Agreement. This Agreement shall be
                               --------------------
binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that (a) the Company may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Bank, which consent shall not be unreasonably withheld, and (b) the Bank may not transfer, assign or grant a participation in any of its rights hereunder without the prior consent of the Company, which consent
shall not be unreasonably withheld.    The provisions of Section 1.02(d), the
second sentence of Section 7.01 and the second sentence of Section 7.02 shall inure to the benefit of any participant in the Letter of Credit as if such participant were the Bank.

                  Section 7.10. Counterparts; Entire Agreement. This
                                -------------------------------
Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement constitutes the entire agreement between the parties with respect to the subject matter addressed herein and supersedes all prior agreements, whether written or oral, between such parties regarding such subject matter.

                  Section 7.11. Consent to Jurisdiction and Venue. The parties
                                ---------------------------------
hereto irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in a court of record in the State of New York or in the Courts of the United States of America located in such State, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The parties further agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 7.11 shall affect the right of either party to serve legal process in any other manner permitted by law or affect the right of either party to bring any suit, action or proceeding against the other party or its property in the courts of any other jurisdiction.

                  Section 7.12. Consent of Bank. To the extent the Bank's
                                ---------------
consent is required under any Operative Document to which the Bank is not a party, such consent shall not be unreasonably withheld.

                  IN WITNESS WHEREOF, the parties hereto have caused this
                  ------------------
Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                               FAIRBANKS GOLD MINING, INC.

                               By:/s/ Leland 0. Erdahl
                                  --------------------
                               Name: Leland 0. Erdahl
                               Title: Vice President and Treasurer

                             UNION BANK OF SWITZERLAND,
                               NEW YORK BRANCH


                             By:/s/ Dan O. Boyle
                                -------------------
                                Name: Dan O. Boyle
                                Title: Managing Director

                             By:/s/ J. Finley Biggerstaff
                                -------------------------
                                Name: J. Finley Biggerstaff
                                Title: Assistant Vice President

                                   GUARANTY
                                   --------

                 GUARANTY, dated May 22, 1997, made by CYPRUS AMAX MINERALS COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in Section 19 hereof.

                             W I T N E S S E T H :
                             - - - - - - - - - -

                 WHEREAS, Fairbanks Gold Mining, Inc. (the "Company") and Union Bank of Switzerland, New York Branch (the "Bank"), have entered into a Reimbursement Agreement, dated as of May 1, 1997 (as modified, supplemented or amended from time to time, the "Reimbursement Agreement");

                 WHEREAS, the Company and the Guarantor are Affiliates; and

                 WHEREAS, it is a condition to the issuance of the Letter of Credit pursuant to the Reimbursement Agreement that the Guarantor shall have executed and delivered this Guaranty;

                 NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants to the Bank as follows:

                 1. The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of any and all obligations and liabilities (including, without limitation, reimbursement amounts, indemnities, fees and interest thereon) of the Company now existing or hereafter incurred under or arising out of the Reimbursement Agreement and the due performance and compliance with the terms of the Reimbursement Agreement by the Company (all such obligations and liabilities, collectively, the "Guaranteed Obligations").

                 2. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Bank against, and any other notice to, any party liable thereon.

                 3. The Bank may at any time and from time to time without the consent of or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any term or condition and in whole or in part:

              (a) change the manner, place or terms of payment of, and/or extend the time of payment of, any of the Guaranteed Obligations, any security therefor or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed or extended;

              (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

              (c) exercise or refrain from exercising any rights against the Company or others or otherwise act or refrain from acting;

              (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Company to creditors of the Company other than the Bank and the Guarantor;

              (e) apply sums by whomsoever paid or howsoever realized to any liability or liabilities of the Company to the Bank regardless of what liabilities or liabilities of the Company remain unpaid; and/or

              (f) consent to or waive any breach of, or any act, omission or default under, any Operative Document, or otherwise amend, modify or supplement any Operative Document other than this Guaranty.

                 4. The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Bank as contemplated in
Section 3 of this Guaranty; or (b) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor. This Guaranty is a primary obligation of the Guarantor.

                 5. If and to the extent that the Guarantor makes any payment to the Bank or to any other Person pursuant to or in respect of this Guaranty, any claim which the Guarantor may have against the Company by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations.

                 6. In order to induce the Bank to issue the Letter of Credit, the Guarantor makes the following representations, warranties and agreements:

              (a) (i) Each of the Guarantor and the Restricted Subsidiaries
(A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (B) has the corporate power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where such qualification is necessary except where the failure to so qualify would not result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole; and (ii) the Guarantor has the corporate power to execute, deliver and perform this Guaranty.

              (b) The execution, delivery and performance by the Guarantor of this Guaranty, and the compliance by it with the terms and conditions
hereof:    (i) have been duly authorized by all requisite corporate action;
(ii) will not violate (A) any provision of law, any order of any court, or any rule, regulation or order of any other agency of government, (B) the Certificate of Incorporation or By-laws of the Guarantor or (C) any provision of any material indenture, agreement or other instrument to which the Guarantor is a party, or by which the Guarantor or any of its properties or assets are or may be bound; (iii) will not be in conflict with, result in a breach of or constitute (alone, with notice, with lapse of time, or with any combination of these factors) a default under any indenture, agreement or other instrument referred to in clause (ii) (C) above; and (iv) will not result in the creation or imposition of any Lien upon any property or assets of the Guarantor. Except for filings which may be required under the 1934 Act, no registration with or consent or approval of, or other action by, any Federal, state or other governmental authority or regulatory body is required in connection with the execution, delivery and performance of this Guaranty.

              (c) This Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject, as to the enforcement of remedies only, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights from time to time in effect and to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

              (d) It is not necessary in order to ensure the legality, validity or enforceability of this Guaranty that any stamp, registration or similar duty or tax be paid on or in relation to this Guaranty.

              (e) The Guarantor has heretofore furnished to the Bank (i) copies of its consolidated balance sheet as of December 31, 1996, and its related consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1996, including the related notes, all reported on by Price Waterhouse LLP, independent public accountants for the Guarantor, and (ii) copies of its consolidated balance sheet as of March 31, 1997, and its related consolidated statements of income, shareholders' equity and cash flows for the three months ended on March 31, 1997. All such financial statements are complete and correct and present fairly the consolidated financial condition of the Guarantor and its subsidiaries, taken as a whole, as of the respective dates thereof and the consolidated results of their operations and changes in their financial position for the periods covered thereby. Such financial statements and any notes thereto disclose as of the respective dates thereof all material liabilities, direct or contingent, of the Guarantor and its subsidiaries. All such financial statements, including related schedules and notes thereto, have been prepared in accordance with GAAP.

              (f) Since March 31, 1997, there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of the Guarantor and its subsidiaries, taken as a whole (except as disclosed in the financial statements referred to in Section 6(e) or in the 10-K (as defined in Section 6(h) below)).

              (g) The information, reports, financial statements, exhibits and schedules prepared or furnished by or on behalf of the Guarantor to the Bank in connection with this Guaranty or included herein or delivered pursuant hereto did not and do not contain any material misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that any statements that are marked as projections are true and correct projections as of such date and not as of any later date); provided, however, that for purposes hereof only (i) the financial statements referred to in Section 6(e), (ii) the 10-K (as defined in Section 6(h)) and
(iii) the exhibits and schedules hereto shall be deemed to have been furnished by or on behalf of the Guarantor to the Bank prior to the date hereof.

              (h) (i) Except as set forth in the Annual Report of the Guarantor on Form 10-K for the fiscal year ended December 31, 1996 (the "10-K"), or in the financial statements referred to in Section 6(e), there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of the Restricted Subsidiaries or any property or rights of the Guarantor or any of the Restricted Subsidiaries as to which there is a significant likelihood of an adverse determination and which, if adversely determined, could individually or in the aggregate (A) impair the validity or enforceability of this Guaranty or the ability of the Guarantor to perform under the terms of this Guaranty or materially impair the ability of the Guarantor and the Subsidiaries taken as a whole to carry on business substantially as now being conducted or (B) result in any material adverse change in the business, assets, operations, or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole.

              (ii) The Guarantor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental instrumentality or other agency where such default could have a material and adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole.

              (i) The Guarantor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (j) The Guarantor is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              (k) The Guarantor has duly, timely and accurately, to the best of the Guarantor's knowledge, filed or caused to be filed all Federal, state and local tax returns which to its knowledge are required to be filed and has paid or caused to be paid all taxes shown on the returns as required to be paid or on any assessment received by it (or (i) with respect to taxes for the period prior to July 1, 1985, by Amoco Corporation and (ii) with respect to taxes of AMAX and its subsidiaries for the period prior to the Merger, by AMAX) to the extent that such taxes have become due, except (a) taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Guarantor shall have set aside on its books such reserves as are required by GAAP, (b) taxes relating to any period prior to July l, 1985, with respect to the payment of which the Guarantor has been indemnified by Amoco Corporation, (c) taxes relating to any period prior to the Merger with respect to the payment of which the Guarantor has been indemnified by Alumax Inc. or (d) taxes of AMAX Gold or its subsidiaries for any period prior to the Merger during which AMAX Gold was not part of the consolidated group of AMAX.

              (1) Each of the Guarantor and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder (or, to the extent that the Guarantor and its ERISA Affiliates are not in such compliance, the failure to have complied would not have a material adverse impact on the Guarantor) and no Reportable Event has occurred which would have a material adverse impact on the Guarantor. The aggregate present value of all benefit liabilities under all Plans (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date or dates applicable thereto, exceed by an amount that is material to the Guarantor and the Subsidiaries taken as a whole the aggregate value of the assets of such Plans. Neither the Guarantor nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Guarantor and its ERISA Affiliates taken as a whole. Neither the Guarantor nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Guarantor and its ERISA Affiliates taken as a whole.

              (m) (i) Except as set forth in the 10-K, each of the Guarantor and the Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all their respective material properties and assets, subject only to encumbrances, adverse claims and defects in title which do not involve any risk of loss to the Guarantor and the Restricted Subsidiaries (A) that is material to the Guarantor and the Subsidiaries taken as a whole and of a nature significantly different from the risks customarily associated with the properties of others engaged in the same or similar businesses in the same localities or (B) that is materially likely to be incurred and if incurred would have a material adverse effect on the business, assets, operations. or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole. All such assets and properties are free and clear of all Liens other than those permitted by Section 8(a).

              (ii) Each of the Guarantor and the Restricted Subsidiaries has complied with all obligations under all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except where the failure to comply would not result in a material adverse change in the business, assets, operations or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole.

              (n) As of the date hereof, neither the Guarantor nor any of the Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which has a present material and adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole, as it exists and is operating on the date hereof. As of the date hereof, neither the Guarantor nor any of the Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

              (o) Except as disclosed in the 10-K, the financial statements referred to in Section 6(e) or on Schedule 6(o), to the best knowledge of the Guarantor, the Guarantor and each Subsidiary has complied with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or to employee health or safety (except for failures to comply which could not reasonably be expected materially and adversely to affect the Guarantor and the Subsidiaries taken as a whole). Except as disclosed in the 10K, the financial statements referred to in Section 6(e) or on Schedule 6(o), to the best knowledge of the Guarantor, the Guarantor's and the Subsidiaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or employee health and safety, in violation of any law or any regulations promulgated pursuant thereto (except for violations which could not reasonably be expected materially and adversely to affect the Guarantor and the Subsidiaries taken as a whole). Except as disclosed in the 10-K, the financial statements referred to in Section 6(e) or on Schedule 6(0), the Guarantor is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability on the part of, or otherwise materially and adversely to affect, the Guarantor and the Subsidiaries taken as a whole.

                 7. The Guarantor hereby covenants and agrees that on and after the date hereof and until the termination of the LC Commitment and the payment of all amounts owing to the Bank under the Letter of Credit, Reimbursement Agreement or any other Operative Document it will:

              (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence (subject to the proviso in Section 8(c) (ii)), material rights, licenses, permits and franchises and comply in all material respects with all laws, rules, regulations and orders as applicable to it from time to time where the failure so to comply and to preserve, renew and keep in full force and effect such rights, licenses, permits and franchises could have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole and, with respect to the Guarantor and the Subsidiaries taken as a whole, conduct its business in substantially the same manner as heretofore conducted; take all action which may be required to obtain, preserve, renew and extend all licenses, permits and other authorizations which may be material to the operation of such businesses where the failure to take such action could have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole; and, at all times maintain and preserve all property used or useful in any material respect in the conduct of its business as it may change from time to time and keep the same in good repair, working order and condition (normal wear and tear excluded), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

              (b) Maintain adequate insurance by financially sound and reputable insurers of all properties of a character usually insured by corporations engaged in the same or a similar business operating in the same vicinity against loss or damage resulting from fire, riot or other risks insured against by extended coverage and of the kind customarily insured against by such corporations, and maintain in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any properties occupied or controlled by it in such amounts as shall be customary among corporations engaged in the same or similar businesses and similarly situated and maintain such other insurance as may be required by law; provided,
                                                                      --------
however, that nothing in this Section 7(b) shall preclude the Guarantor or any
-------
of the Subsidiaries from being self-insured (to the extent customary with companies in the same or similar business).

              (c) Pay and discharge promptly any taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its material property (real or personal), before the same shall become in default, as well as any material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon any material properties or any part thereof; provided, however, that neither
                                             --------  -------
the Guarantor nor any of the Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Guarantor or such Subsidiary, as appropriate, shall set aside on its books such reserves as are required by GAAP with respect thereto.

(d) Furnish to the Bank copies of:

                 (i)    within 100 days after the end of each fiscal year,
(A) a consolidated balance sheet of the Guarantor and the Subsidiaries and the related consolidated statement of income showing the financial condition of the Guarantor and the Subsidiaries as of the close of such fiscal year and the results of operations during such year, (B) the Guarantor's consolidated statement of shareholder's equity as of the close of such fiscal year and (C) the Guarantor's consolidated statement of cash flows for such fiscal year, all the foregoing financial statements to be prepared in accordance with GAAP applied on a consistent basis (or if not consistently applied, all material inconsistencies to be completely and adequately disclosed in writing to the Bank) and all the foregoing financial statements to be reported on by Price Waterhouse LLP or another accounting firm of nationally recognized standing, and to be in a form reasonably acceptable to the Bank;

               (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, an unaudited (A) consolidated balance sheet, (B) consolidated statement of income and (C) consolidated statement of cash flows, each showing the financial condition of the Guarantor and the subsidiaries as of the end of such quarter and the results of operations for the then-elapsed portion of the fiscal year, certified by a Financial Officer of the Guarantor as being correct and complete and as presenting fairly the financial position and results of operations of the Guarantor and the Subsidiaries and as having been prepared in accordance with GAAP applied on a consistent basis (or if not consistently applied, all material inconsistencies to be completely and adequately disclosed in writing to the Bank), in each case subject to normal year-end adjustments;

             (iii) concurrently with (i) and (ii) above, a certificate of the persons referred to therein (which certificate furnished by the independent accountants referred to in paragraph (i) above may be limited to accounting matters and disclaim responsibility for legal interpretations) (A) certifying that to the best of its or his knowledge no Event of Default or Default has occurred, or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and, in the case of the certificate furnished by a Financial Officer of the Guarantor, specifying any corrective action taken or proposed to be taken with respect thereto, (B) setting forth in reasonable detail the calculations (including the impact of any adjustments between GAAP as in effect on the date of this Guaranty and GAAP as in effect at the time of preparation of the financial statements referred to in (i) and (ii) above) required to demonstrate the due observance and performance of the covenants, conditions and agreements contained in Section 8 hereof and (C) setting forth a list of the Restricted Subsidiaries as of the end of the portion of the fiscal year to which the financial statements delivered pursuant to (i) or (ii) above relate;

               (iv) promptly upon their becoming available, copies of all reports filed by the Guarantor or any of the Subsidiaries with the SEC or any governmental authority succeeding to any or all of the functions of the SEC; and

                (v) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Guarantor and the Subsidiaries as the Bank may reasonably request.

              (e) Give the Bank prompt (which shall be no more than 10 Business Days after any Financial Officer of the Guarantor is aware of such event), written or telecopy notice of the following:

                (i) any Event of Default or Default and the steps, if any, proposed to be taken by the Guarantor with respect thereto;

                (ii) levy of an attachment, execution or other process not otherwise being contested in good faith by the Guarantor or any of the Subsidiaries, as the case may be, against any of the property or assets, real or personal, of the Guarantor or such Subsidiary, as the case may be, with respect to a claim the amount of which exceeds available insurance, if any, by at least $20,000,000;

                (iii) the filing or commencement of any action, suit or proceeding by or before any court or any Federal, state, municipal or other governmental department, commission, instrumentality or agency in which there is a reasonable probability of an adverse determination and which, if adversely determined, could materially impair the ability, legal, financial or otherwise, of the Guarantor to perform its obligations under this Guaranty or the rights or benefits of the Bank under this Guaranty; and

                (iv) any matter (other than those specified above as to which the Bank has received due notice and other than changes in general economic conditions) which has resulted in, or which could reasonably be expected to result in, a material adverse change in the business, operations, prospects or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole.

              (f) Maintain financial records in accordance with GAAP, and upon reasonable notice permit representatives of the Bank to have access to such financial records and the premises of the Guarantor and any Subsidiary at reasonable times and to make such excerpts from such records as such representatives may deem necessary provided that (i) each person obtaining information shall hold all information obtained in strict confidence and (ii) this Section 7(f) shall not require the Guarantor or any of the Subsidiaries to permit access to records which it is prohibited from disclosing by law or by the terms of any confidentiality agreement to which it is a party and by which it is bound; provided that the Guarantor or any such Subsidiary, as the case may be, shall use its best efforts to obtain a waiver of any such prohibition in any such agreement.

              (g) (i) Comply in all material respects with the applicable provisions of ERISA and (ii) furnish to the Bank (A) as soon as possible, and in any event within 30 days after any Financial Officer of the Guarantor knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Guarantor to the PBGC in an amount exceeding 5% of Consolidated Tangible Net Worth, a statement of a Financial Officer or the chief accounting officer of such corporation setting forth details as to such Reportable Event and the action that such corporation proposes with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (B) promptly after receipt thereof, a copy of any notice that the Guarantor or any of its ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or, to appoint a trustee to administer any such Plan, (C) within 10 days after the due date for a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required install-ment or other payment (within the meaning of said section 412(n)) respect to a Plan, a statement of a Financial Officer of the Guarantor, setting forth details as to such failure and the action that such corporation proposes to take with respect thereto and (D) promptly and in any event within 30 days after receipt thereof by the Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Guarantor or any ERISA Affiliate concerning (1) the imposition of Withdrawal Liability or (2) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, together with a copy of such notice given to the PBGC if such notices could reasonably be expected to result in an Event of Default described in paragraph
(j) or (k) of Section 9.

        8. The Guarantor hereby covenants and agrees that on and after the date hereof and until the termination of the LC Commitment and the payment of all amounts owing to the Bank under the Letter of Credit, Reimbursement Agreement or any other Operative Document, it will not and will not cause or permit any of its Subsidiaries to:

              (a) Incur, create, assume or permit to exist any Liens on any of its property or assets now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except Liens:

                (i) for taxes, assessments or governmental charges or levies on property of the Guarantor or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or (A) are being contested in good faith by appropriate proceedings and for which the Guarantor or such Subsidiary shall have set aside adequate reserves in accordance with GAAP with respect thereto, (B) relate to any period prior to July 1, 1985, with respect to the payment of which the Guarantor has been indemnified by Amoco -Corporation, (C) are taxes relating to any period prior to the Merger with respect to the payment of which the Guarantor has been indemnified by Alumax Inc. or (D) are taxes of AMAX Gold or its subsidiaries for any period prior to the Merger during which AMAX Gold was not a part of the consolidated group of AMAX;

(ii) imposed by law, such as carrier's, ware-housemen's and mechanics' liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and for which the Guarantor or any Subsidiary, as the case may be, shall have set aside adequate reserves in accordance with GAAP with respect thereto;

                (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                (iv) incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                (v) deemed to arise in connection with (A) any leasing of assets prior to October 31, 1993, including those created in connection with the sale and leaseback of property or assets prior to such date, and (B) Sale and Lease-Back Transactions after October 31, 1993 that are permitted by
Section 8(b), provided that any such Lien shall only cover the property or
              --------
assets subject to the applicable lease;

                (vi) created on property, assets or projects acquired or constructed with the proceeds of Nonrecourse Indebtedness;

                (vii) existing prior to the date of acquisition of any property upon or with respect to such property acquired after the date hereof and not incurred in connection with such acquisition and -any replacement or amendment of such Liens; that such Lien does not apply to any other property or assets of the Guarantor or any of the Subsidiaries, or secure obligations in an amount greater than those originally secured;

               (viii) on assets or property of the Guarantor and the Subsidiaries listed on Schedule 8(a) hereto;

                (ix) arising contemporaneously or substantially contemporaneously with (A) the construction or acquisition of property by the Guarantor or any of the Subsidiaries after the date hereof in the ordinary course of business or (B) the financing of any project involving the development in the ordinary course of business after the date hereof of property of the Guarantor or any of the Subsidiaries with natural resource reserves, in either case upon or with respect to such property and incurred to secure Indebtedness for the construction, purchase or financing of the development of such property and any replacement or amendment of such Liens, provided that any replacement or amended Lien shall be limited to the property or assets covered by the Lien replaced or amended, and that the obligations secured by any such replacement or amended Lien shall not exceed those obligations originally secured thereby;

                (x) securing Indebtedness or obligations for taxes, assessments, governmental charges or obligations imposed by law or incidental to the conduct of its business (which are not otherwise excluded by (i), (ii) or (iv) above) which in the aggregate do not exceed 10% of the Consolidated Tangible Net Worth of the Guarantor and the Subsidiaries; or

                (xi) existing on the property and assets of AMAX and its subsidiaries immediately prior to the Merger (and not created in contemplation thereof) and any replacement or amendment of such Liens, provided that (A) such
                                                         --------
Liens do not extend to any other property or assets of the Guarantor and the Subsidiaries after the Merger and (B) any replacement or amended Lien shall be limited to the property or assets covered by the Lien replaced or amended, and that the obligations -secured by any such replacement or amended Lien shall not exceed those obligations secured thereby as of December 16, 1993, except that Liens replacing or amending Liens created pursuant to the financing arrangements entered into as of September 1989 in connection with a sale of a $435,000,000 coal production payment by Amax Coal Company to C.S.M., Inc. and the financing thereof by SBC Resource Management, Inc. may secure obligations in an aggregate amount of up to $500,000,000.

              (b)     Enter into any arrangement, directly or indirectly,
with any person whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and LeaseBack Transaction"), provided that the Guarantor or any Subsidiary may
                         --------
enter into any Sale and Lease-Back Transaction in the ordinary course of business if (i) such Sale and Lease-Back Transaction relates to property acquired by the Guarantor or such Subsidiary, as the case may be, not more than 270 days prior to the date of such Sale and Lease-Back Transaction; (ii) such Sale and Lease-Back Transaction relates to certain equipment, including but not limited to mobile mining equipment, in an amount up to $180,000,000, transferred on or before December 30, 1994 or (iii) other Sale and Lease-Back Transactions so long as the aggregate purchase price of all property subject to Sale and Lease-Back Transactions that are not permitted by clauses (i) and (ii) of this proviso, after giving effect to such Sale and Lease-Back Transactions, does not exceed $150,000,000.

              (c) (i) Sell, lease, transfer or otherwise dispose
in one transaction or a series of transactions) all or a substantial portion of its operations, properties or assets (including the stock of any of its subsidiaries), tangible or intangible, now owned or hereafter acquired without the prior written consent of the Bank to such sale, lease, transfer, or disposition and the terms thereof; provided, however, that this Section 8(c)
                                   --------  -------
shall not prohibit the sale of any of its operations, properties or assets (including the capital stock of or other equity investments in other persons)
(A) in the ordinary course of its business or (B) in exchange for assets, properties or operations (including capital stock or other equity investments) of comparable value consistent with industry practice.

                   (ii) Consolidate with or merge with any other corporation, or permit another corporation to merge into it; provided, however, that (A) any Subsidiary of the Guarantor may be merged with the Guarantor, (B) any Subsidiary may be merged with a different Subsidiary of the Guarantor, provided, that, if one of such Subsidiaries is a Restricted Subsidiary and the other Subsidiary is not a Restricted Subsidiary, the surviving corporation shall be the Restricted Subsidiary or, if the surviving corporation shall be the other Subsidiary, such other Subsidiary shall be designated as a Restricted Subsidiary for the purpose of this Guaranty, (C) any other corporation may be merged with or acquired by a Subsidiary of the Guarantor, provided, that the surviving corporation shall be a Subsidiary of the Guarantor and no Event of Default or Default has occurred or would occur as a result of such merger or acquisition and (D) any other corporation may be merged into or acquired by the Guarantor if the Guarantor shall be the surviving corporation and no Event of Default or Default has occurred or would occur as a result of such merger or acquisition.

              (d) Incur, create or assume any indebtedness or other liability or make any investment, capital contribution, loan, advance or extension of credit or take or permit to be taken any other action or permit to exist any event permitted by this Guaranty but for the provisions of this
Section 8(d), if such action or event would result in this Guaranty, the Letter of Credit, the use of the proceeds thereof or the other transactions contemplated hereby violating Regulation G, Regulation T, Regulation U or Regulation X, as the same may from time to time be amended or modified.

              (e) Permit the Leverage Ratio as of any date (i) during the commencing on the date hereof and ending on August 1, 1998, to be greater than
0.65 to 1 and (ii) thereafter to be greater than 0.60 to 1.

              (f) Take any action which will cause its payment obligations under this Guaranty not to be direct, unsecured and general obligations of the Guarantor which rank pari passu in right of payment with (i) all other outstanding unsecured and unsubordinated present and future obligations of the Guarantor for or in respect of borrowed money and (ii) all unsecured and unsubordinated Capital Lease Obligations of the Guarantor.

                 9. Each of the following events, to the extent it be continuing at the time, shall constitute an "Event of Default" hereunder:

              (a) the Guarantor shall fail to make any payment required to be made by it when due hereunder or in connection herewith;

              (b) any representation or warranty made or deemed made by the Guarantor in connection with this Guaranty or in any report, certificate or other instrument furnished by the Guarantor pursuant to this Guaranty shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof;

              (c) default shall be made in the due observance or performance of any covenant or agreement to be observed or performed on the part of the Guarantor contained in Sections 8(c), 8(d), 8(e) or 8(f);

              (d) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of the Guarantor pursuant to the terms hereof and such default shall
(i) with respect to covenants contained in Sections 8(a) or 8(b) continue unremedied for 20 days or (ii) with respect to any other such covenant, condition or agreement continue unremedied for 30 days, in each case after the earlier of (A) the date when the Guarantor receives written or telecopy notice thereof from the Bank or (B) after actual knowledge thereof by any Financial Officer of the Guarantor; provided that if the Guarantor fails to give notice
                          --------
pursuant to Section 7(e) (i) within the time required by such Section, such 30-day period shall be shortened by the number of days of the delay in giving such notice as required by Section 7(e);

              (e) the Guarantor or any of the Restricted Subsidiaries, other than AMAX Gold, shall fail to pay any Indebtedness in excess of $30,000,000 owing by the Guarantor or any of the Subsidiaries, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand-or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or the Guarantor or any of the Subsidiaries, other than AMAX Gold shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to such Indebtedness, if the effect of such failure is to accelerate the maturity of such Indebted-ness;

              (f) the Guarantor or any of the Restricted Subsidiaries, other than AMAX Gold, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such corporation or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

              (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Guarantor or any of the Restricted Subsidiaries, other than AMAX Gold, or of a substantial part of its property under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Guarantor or any of the Restricted Subsidiaries, other than AMAX Gold, or for a substantial part of the property of any of them, or (iii) the winding-up or liquidation of the Guarantor or any of the Subsidiaries, other than AMAX Gold; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

              (h) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n) (1) of the Code) shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Guarantor to the PBGC or to a Plan in an aggregate amount exceeding 5% of Consolidated Tangible Net Worth and, within 30 days after the reporting of any such Reportable Event to the Bank or after the receipt by the Bank of the statement required pursuant to Section 7(h) (ii)
(C), the Bank shall have
notified such corporation in writing that (i) it has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make such required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans or the PBGC shall institute proceedings to terminate any Plan or Plans which results or would result in liability of the Guarantor to the PBGC in an aggregate amount exceeding 5% of Consolidated Tangible Net Worth;

              (i) (i) the Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Guarantor or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds 5% of Consolidated Tangible Net Worth or requires payments exceeding 3/4 of 1% of Consolidated Tangible Net Worth in any year; or

              (j) the Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Guarantor and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding 1/2 of 1% of Consolidated Tangible Net Worth.

                 10. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Bank would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank to any other or further action in any circumstances without notice or demand.

                 11. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

                 12. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated without the prior written consent of the Bank.

                 13. The Guarantor acknowledges that an executed (or conformed) copy of the Reimbursement Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                 14. If an Event of Default shall have occurred and be continuing under the Reimbursement Agreement or this Guaranty, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to, and not by way of limitation of, any other rights and remedies (including other rights of setoff) which the Bank may have under applicable law or otherwise.

                 15. All notices and other communicated, communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 7.06 of the Reimbursement Agreement, provided that, for this purpose, the address of the Guarantor shall be the one specified beneath its signature below.

                 16. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and the Bank is required to repay all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over it or any of its property or (b) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Company), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any instrument evidencing any liability of the Company, and the Guarantor shall be and remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

                 17. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Company or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Bank shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

                 18. This Guaranty and the rights and obligations of the Bank and the Guarantor hereunder shall be construed in accordance with and governed by the law of the State of New York.

                 19. In addition to the terms defined elsewhere in this Guaranty, the terms defined in this Section 19 shall have the following meanings when used herein:

                      "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. For this purpose, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                      "AMAX" shall mean AMAX, Inc. a New York corporation.

                      "AMAX Gold" shall mean AMAX Gold Inc., a Delaware corporation.

                      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                      "Business Day" shall have the meaning given to such term in the Reimbursement Agreement.

                      "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Guaranty, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                      "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                      "Consolidated Tangible Net Worth" shall mean, at any time, the Tangible Net Worth of the Guarantor and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                      "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Guarantor is a member and which is treated as a single employer under Section 414 of the Code.

                      "Event of Default" shall have the meaning assigned to such term in Section 9.

                      "Excess Acquisition Costs" shall mean, for any person, the excess (net of any amortization or writedowns) of the consideration paid for all persons acquired by such person, or by the previous parent companies of such person, over the value allocated to the identifiable tangible or intangible assets and liabilities of such acquired persons, computed in accordance with GAAP.

                      "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

                      "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

                      "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however,
                                                           --------  -------
that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                      "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (including zero coupon instruments), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid when due), (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person (other than Liens permitted by
Section 8(a)), whether or not the obligations secured thereby have been assumed, but only up to the amortized or depreciated book value of such property owned or acquired, if such obligations are not assumed, (g) all Capital Lease Obligations of such person and (h) all Guarantees by such person of Indebtedness of others and; provided, however, that the term "Indebtedness"
                               --------  -------
shall not include Nonrecourse Indebtedness. In addition to other obligations not included in Indebtedness as such term is defined in the preceding sentence, such term shall not include obligations on operating leases.

                      "Letter of Credit" shall have the meaning given to such term in the Reimbursement Agreement.

                      "Leverage Ratio" shall mean, at any time, the ratio of (a) the aggregate outstanding amount of Indebtedness of the Guarantor and the Subsidiaries at such time (including any Guarantee by the Guarantor or any Subsidiary of Indebtedness of Omolon Gold Mining Company, Oakbridge PTY Limited or Sociedad Contractual Minera E1 Abra (the "Excluded Entities")), determined in accordance with GAAP to (b) the sum of (i) Consolidated Tangible Net Worth of the Guarantor and the Subsidiaries at such time plus, if any Guarantee of the Indebtedness of an Excluded Entity is included in the calculation of the Indebtedness of the Guarantor, the product of (A) the Tangible Net Worth of such Excluded Entity and (B) the percentage the Guarantor or the Subsidiaries own of the capital stock of or other equity interests in such Excluded Entity and (ii) the aggregate outstanding amount of Indebtedness of the Guarantor and the Subsidiaries at such time (including any such Guarantee of Indebtedness of an Excluded Entity), determined in accordance with GAAP.

                      "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                      "Merger" shall mean the merger of Cyprus Minerals Company and AMAX, pursuant to the Agreement and Plan of Reorganization and Merger dated May 24, 1993, as in effect on the date hereof (the "Merger Agreement"), which merger became effective under the laws of the States of Delaware and New York as of November 15, 1993.

                      "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a) (3) of ERISA to which the Guarantor any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                      "1934 Act" shall mean the United States Securities Exchange Act of 1934, as amended.

                      "Nonrecourse Indebtedness" shall mean indebtedness incurred in (i) the construction or acquisition of assets not owned by the Guarantor or any of the Subsidiaries on the date hereof or (ii) the financing of a project involving the development of properties with natural resource reserves of the Guarantor or any of the Subsidiaries, as to which the obligee with respect to such indebtedness has no recourse to the general corporate funds of the Guarantor or any of the Subsidiaries or any assets of the Guarantor or any of the Subsidiaries other than (a) the assets which were acquired with the proceeds of such indebtedness or other assets comprising part of the project of which such acquired assets are a part (and funds generated by such assets or project securing such indebtedness) and (b) the stock of any company or the partnership interests in any partnership the only assets of which are assets included within the immediately preceding clause (a) except pursuant to a covenant to pay to such obligee or to the obligor of such indebtedness an amount equal to all or a portion of the amount of any dividends received from such obligor within the previous 12 months; provided, however,
                                                          --------  -------
that "Nonrecourse Indebtedness" shall not include indebtedness of the Guarantor or any of the Subsidiaries under {i) the Indenture of Conveyance of Production Payment dated as of September 1, 1989 between Amax Coal Company and C.S.M., Inc., (ii) the Production Payment Guaranty dated September 1, 1989 between Amax Coal Company and C.S.M., Inc. and (iii) the Guarantee dated as of September 1, 1989 from AMAX to C.S.M., Inc.

                      "Operative Document" shall have the meaning given to such term in the Reimbursement Agreement.

                      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                      "Person" shall have the meaning given to such term in the Reimbursement Agreement.

                      "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Guarantor or any ERISA Affiliate.

                      "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                      "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                      "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                      "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                      "Reimbursement Agreement"    shall have the meaning
given to such term in the first recital hereof.

                      "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

                      "Restricted Subsidiaries" shall mean at any time (a)
any Subsidiary (other than Subsidiaries acquired, or substantially all the assets of which were acquired, in whole or in part with Nonrecourse Indebtedness so long as any portion of such Nonrecourse Indebtedness remains outstanding) whose Tangible Net Worth, determined in accordance with GAAP, constitutes at least 5% of the Consolidated Tangible Net Worth of the Guarantor and the Subsidiaries at such time (which Restricted Subsidiaries as of the Closing Date shall be listed on Schedule 19 hereto), and (b) any Subsidiary that at such time owns or controls a Restricted Subsidiary, provided that nothing herein
                                               --------
shall prevent the liquidation of any such intermediate parent of a Restricted Subsidiary or any action that would cause any Restricted Subsidiary to be owned directly by the Guarantor; provided, however, that the term "Restricted
                           --------  -------
Subsidiary" shall not include any Restricted Subsidiary which has been merged out of existence in compliance with Section 8(c) (ii) (A), (B) or (D).

                      "Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 8(b).

                      "SEC" shall mean the United States Securities and Exchange Commission.

                      "Shareholders' Equity" shall mean, at any time, for any person the sum of (i) capital stock outstanding (including preferred stock), taken at par value, Plus (ii) capital surplus, plus (iii) retained
                            ----                       ----
earnings, minus (iv) treasury stock, all computed in accordance with GAAP.

                      "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which more than 50% (in the number of votes) of the outstanding securities or other ownership interests having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) is, at the time as of which any determination is being made, owned or controlled by the parent or by one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                      "Subsidiary" shall mean any subsidiary of the Guarantor other than Omolon Gold Mining Company, Oakbridge PTY Limited and Sociedad Contractual Minera E1 Abra.

                      "Tangible Net Worth" shall mean, at any time and for any Person, (i) Shareholders' Equity for such Person, less (ii) Excess Acquisition Costs for such Person, all computed in accordance with GAAP.

                      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                      Except as otherwise expressly provided herein, all
terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for
                                           --------  -------
purposes of determining compliance with any covenant set forth in Section 8, such terms shall be construed in accordance with GAAP as in effect on the date of this Guaranty applied on a basis consistent with the application used in preparing the Guarantor's audited financial statements referred to in Section 6(e).

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                              CYPRUS AMAX MINERALS COMPANY

                                              By /s/ Francis J. Kane
                                                 ----------------------------
                                                 Title:

                                              Address

                                              9100 East Mineral Circle
                                              Englewood, Colorado 80112
                                              Attention: Treasurer
                                              Facsimile No.: 303-643-5269



Accepted and agreed to as of
the date first above written:

UNION BANK OF SWITZERLAND
  NEW YORK BRANCH

By /s/ Dan O. Boyle
  ------------------------------
    Title: Managing Director

By /s/ J. Finley Biggerstaff
  ------------------------------
    Title: Assistant Vice President

                                                                         10.1(d)


                                AMAX GOLD INC.
                           9100 East Mineral Circle
                           Englewood, Colorado 80112

                                                            May 22, 1997


Cyprus Amax Minerals Company
9100 East Mineral Circle
Englewood, Colorado 80112

Dear Sirs:

       Reference is made to (i) the Indenture, dated as of the date hereof, between the Alaska Industrial Development and Export Authority (the "Authority") and the First National Bank of Chicago, as trustee (the "Trustee"), and the Alaska Industrial Development and Export Authority Exempt Facilities Revenue Bonds issued thereunder (the "Bonds"); (ii) the Loan Agreement, dated as of the date hereof,, between the Authority and Fairbanks Gold Mining, Inc. ("Fairbanks"), a subsidiary of Amax Gold Inc. ("AGI"); (iii) the Irrevocable Letter of Credit, dated as of the date hereof; issued by Union Bank of Switzerland ("UBS") in favor of the Trustee; (iv) the Reimbursement Agreement, dated as of the date hereof (the "Reimbursement Agreement"), between Fairbanks and UBS; and (v) the Guaranty, dated as of the date hereof(the "Guaranty"), by Cyprus Amax Minerals Company ("Cyprus Amax") in favor of UBS. A copy of the Guaranty is attached to this letter.

       In consideration of the execution and delivery by Cyprus Amax of the Guaranty, AGI is entering into this letter agreement and undertaking the obligations set forth below.

       AGI hereby agrees to pay to Cyprus Amax a commitment fee (the "Commitment Fee") on each date upon which accrued interest is payable on the Bonds, or such later date as Cyprus Amax may designate, equal to the product of(A) the principal of the Bonds at any time outstanding times (B) 1.75% per annum, on the basis and at the times that interest is calculated and due on the Bonds.

       AGI further agrees to reimburse Cyprus Amax for (i) all payments made by Cyprus Amax under the Guaranty, (ii) all reasonable out-of-pocket expenses of Cyprus Amax, including reasonable fees and disbursements of counsel, incurred in connection with (x) the preparation of the Guaranty, any waiver or consent thereunder or any amendment thereof, (y) the performance of Cyprus Amax's obligations under the Guaranty, and (z) if Cyprus Amax is required to make any payments under the Guaranty, any collection, bankruptcy, insolvency or other enforcement proceedings, actions or negotiations resulting therefrom, and
(iii) all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the performance of Cyprus Amax's obligations under the Guaranty. Any such reimbursement obligation that arises shall be in the nature of a demand loan obligation bearing interest as set forth in the immediately succeeding paragraph and payable in cash (or such other consideration as may be agreed by AGI and Cyprus Amax at the time of such payment) by AGI to Cyprus Amax within five (5) Business Days (as defined in the Reimbursement Agreement) after receipt by AGI of a written notice of demand from Cyprus Amax.

       Any such demand loan obligation shall bear interest at an annual rate equal to the LIBOR Rate (as defined herein) for an interest period selected by Cyprus Amax at its option for a period of one. three or six months, or such other periods as are agreed between AGI and Cyprus Amax (each. an "Interest Period"), plus 3.25% per annum, except as otherwise provided herein. Interest on each amount shall be due and payable in full on the earlier of (i) the last day of the Interest Period applicable to such amount and (it) the date upon which Cyprus Amax demands that the amount be repaid, and, in the case of any Interest Period in excess of three months, at the end of each calendar quarter occurring during the term thereof The term "LIBOR Rate" shall have the meaning ascribed to it in the Revolving Credit Agreement, dated as of April 15, 1994, between Cyprus Amax and AGI, whether or not such Agreement shall have been terminated at the time of such interest calculation All computations of interest hereunder shall be made by Cyprus Amax on the basis of a year of 360 days, consisting of twelve 30-day months, for the actual number of days (including the first day but excluding the last day) elapsed.

       Cyprus Amax shall be subrogated to all (if any) rights of UBS against Fairbanks and AGI in respect of any amounts paid to UBS by Cyprus Amax under the Guaranty and any such payments shall constitute indebtedness of Fairbanks and AGI due and owing to Cyprus Amax; provided, however, that no payment in respect of any indebtedness of Fairbanks or AGI to Cyprus Amax incurred as a result of a payment by Cyprus Amax under the Guaranty Agreement shall be permitted to be made by Fairbanks or AGI at any time when a Relevant IRB Default (as defined in the Third Amendment Agreement, dated May 22, 1997, to the Loan Agreement, dated October 31, 1995, between AGI and the other parties thereto) shall have occurred and be continuing at such time.

       AGI agrees to indenmify and hold harmless Cyprus Amax for any losses, claims, damages or liabilities to which Cyprus Amax may become subject as a result of executing or delivering the Guaranty or performing the obligations contemplated thereby.

       This letter shall be governed by and construed in accordance with the laws of the State of Colorado.

Very truly yours,

AMAX GOLD INC.

/s/ Leland O. Erdahl
------------------------------
Leland O. Erdahl
Vice President and Chief Financial Officer

ACCEPTED AND ACKNOWLEDGED:


CYPRUS AMAX MINERALS COMPANY


/s/ Francis J. Kane
------------------------------
Francis J. Kane
Vice President and Treasurer

                                       4